                                                                   EXHIBIT 10.15











                          SECOND AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 WAFERTECH, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                          DATED AS OF OCTOBER 28, 1997

          ------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1      DEFINITIONS AND RULES OF CONSTRUCTION........................................1
        1.1    DEFINITIONS..................................................................1
        1.2    RULES OF CONSTRUCTION.......................................................10

ARTICLE 2      ORGANIZATIONAL MATTERS......................................................10
        2.1    FORMATION OF COMPANY........................................................10
        2.2    NAME........................................................................10
        2.3    FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES......................10
        2.4    PRINCIPAL EXECUTIVE OFFICE; OTHER OFFICES...................................11
        2.5    AGENTS FOR SERVICE OF PROCESS...............................................11
        2.6    BUSINESS AND PURPOSE OF THE COMPANY.........................................11
        2.7    TERM OF THE COMPANY.........................................................12
        2.8    INITIAL MEMBERS; STATUS OF MEMBERS..........................................12
        2.9    LIABILITY OF MEMBERS........................................................12
        2.10   COMPETITION; CONFLICT OF INTEREST...........................................12
        2.11   BUSINESS PLAN...............................................................13
        2.12   MEMBER INTELLECTUAL PROPERTY................................................13
        2.13   FORMATION AUTHORIZATION.....................................................15
        2.14   REIMBURSEMENT OF TSMC EXPENSES..............................................15

ARTICLE 3      AUTHORIZED CAPITAL; CAPITAL CONTRIBUTIONS...................................15
        3.1    AUTHORIZED CAPITAL..........................................................15
        3.1    INITIAL CAPITAL CONTRIBUTIONS...............................................16
        3.3    ADDITIONAL CAPITAL CONTRIBUTION.............................................17
        3.4    CONSEQUENCES OF FAILURE TO CONTRIBUTE.......................................17
        3.5    CAPITAL ACCOUNTS............................................................22
        3.6    TRANSACTIONS BETWEEN MEMBERS AND THE COMPANY; COMPANY LOANS AND
               GUARANTEES..................................................................23
        3.7    RIGHTS WITH RESPECT TO CAPITAL..............................................24

ARTICLE 4      DISTRIBUTIONS...............................................................25
        4.1    CASH AVAILABLE FOR DISTRIBUTION.............................................25
        4.2    TAX DISTRIBUTIONS...........................................................26
        4.3    DISCRETIONARY DISTRIBUTIONS.................................................26
        4.4    AMOUNTS WITHHELD............................................................26

ARTICLE 5      ALLOCATION OF PROFITS AND LOSSES............................................27
        5.1    ALLOCATION OF NET PROFIT AND LOSS...........................................27
        5.2    RESIDUAL ALLOCATIONS........................................................28
        5.3    OTHER ALLOCATION RULES......................................................28

        5.4    TAX ALLOCATIONS.............................................................28

ARTICLE 6      MANAGEMENT OF THE COMPANY...................................................28
        6.1    MANAGEMENT BY DIRECTORS.....................................................28
        6.2    NUMBER AND DESIGNATION OF DIRECTORS; OBSERVER OF THIRD PARTY INVESTORS......29
        6.3    MEETINGS OF DIRECTORS.......................................................29
        6.4    POWERS OF DIRECTORS.........................................................30
        6.5    ANNUAL INFORMATIONAL MEETING OF MEMBERS.....................................32
        6.6    COMPENSATION COMMITTEE......................................................32
        6.7    EXPENSE REIMBURSEMENT.......................................................33
        6.8    INSURANCE...................................................................33
        6.9    OFFICERS....................................................................33
        6.10   MEMBER CONSENTS.............................................................35
        6.11   BEST INTEREST OF THE COMPANY................................................35

ARTICLE 7      MEMBER REPRESENTATIONS AND WARRANTIES.......................................35
        7.1    NATURE OF MEMBER'S INTEREST.................................................36
        7.2    MEMBER REPRESENTATIONS AND WARRANTIES.......................................36

ARTICLE 8      RESTRICTIONS ON TRANSFER; PREEMPTIVE RIGHT; ADMISSION OF NEW MEMBERS;
               RIGHT OF FIRST REFUSAL......................................................37
        8.1    RESTRICTIONS ON TRANSFER....................................................37
        8.2    GENERAL TRANSFER PROVISIONS.................................................38
        8.3    PREEMPTIVE RIGHTS...........................................................40
        8.4    ADMISSION OF NEW MEMBERS....................................................41
        8.5    RIGHT OF FIRST REFUSAL......................................................41
        8.6    SPECIAL TRANSFER PROVISION..................................................42
        8.7    SPECIAL RIGHT OF MANAGING MEMBERS OTHER THAN TSMC TO PURCHASE...............43

ARTICLE 9      BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS...................................43
        9.1    MAINTENANCE OF BOOKS AND RECORDS............................................43
        9.2    INSPECTION RIGHTS...........................................................44
        9.3    RIGHTS TO RECEIVE COPIES OF DOCUMENTS.......................................45
        9.4    BANK ACCOUNTS...............................................................45
        9.5    TAX MATTERS HANDLED BY TAX MATTERS PARTNER..................................45
        9.6    FEDERAL INCOME TAX ELECTIONS MADE BY TAX MATTERS PARTNER....................46
        9.7    OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS................................46

ARTICLE 10     EVENT OF DEFAULT; TERMINATION OF MEMBERSHIP.................................46
        10.1   EVENT OF DEFAULT............................................................46
        10.2   TERMINATION OF MEMBER.......................................................48
        10.3   PURCHASE RIGHT..............................................................48

        10.4   NOTICE OF INTENT TO PURCHASE................................................48
        10.5   ELECTION TO PURCHASE LESS THAN ALL OF THE TERMINATED MEMBER'S INTEREST......49
        10.6   PAYMENT OF PURCHASE PRICE...................................................49
        10.7   CLOSING OF PURCHASE OF TERMINATED MEMBER'S INTEREST.........................50

ARTICLE 11     TERMINATION AND DISSOLUTION.................................................50
        11.1   TERMINATION.................................................................50
        11.2   DISSOLUTION.................................................................50
        11.3   WINDING UP..................................................................51
        11.4   DISTRIBUTION OF ASSETS......................................................52
        11.5   TIME FOR WINDING UP.........................................................53
        11.6   FINAL ACCOUNTING; CERTIFICATES OF CANCELLATION..............................53

ARTICLE 12     INCENTIVE PLANS.............................................................53
        12.1   AUTHORIZATION OF INCENTIVE PLANS............................................53
        12.2   ADMISSION OF PLAN PARTICIPANTS..............................................53

ARTICLE 13     TSMC LAND OPTION; NEW VENTURE RIGHTS........................................54
        13.1   LAND OPTION.................................................................54
        13.2   NEW FAB VENTURE RIGHT OF FIRST REFUSAL......................................54
        13.3   FURTHER ASSURANCES..........................................................54

ARTICLE 14     CHANGE OR CONVERSION TO A GENERAL CORPORATION...............................54
        14.1   MERGER OR CONSOLIDATION TO A GENERAL CORPORATION............................54
        14.2   REGISTRATION RIGHTS.........................................................55
        14.3   VOTING ARRANGEMENTS.........................................................55
        14.4   OPTIONS.....................................................................55

ARTICLE 15     STANDARD OF CARE; INDEMNIFICATION...........................................57
        15.1   STANDARD OF CARE............................................................57
        15.2   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS................57
        15.3   EXPENSES....................................................................57
        15.4   INDEMNIFICATION RIGHTS NON-EXCLUSIVE........................................58
        15.5   ERRORS AND OMISSIONS INSURANCE..............................................58
        15.6   ASSETS OF THE COMPANY.......................................................58

ARTICLE 16     AMENDMENTS..................................................................58
        16.1   AMENDMENT, ETC. OF LIMITED LIABILITY COMPANY AGREEMENT......................58
        16.2   AMENDMENT, ETC..............................................................58

ARTICLE 17     CONDITIONS PRECEDENT........................................................58
        17.1   CONDITIONS TO MEMBERS' PERFORMANCE..........................................58
        17.2   CONDITIONS TO TSMC'S PERFORMANCE............................................59

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

        17.3   CONDITIONS TO ADI'S PERFORMANCE.............................................59
        17.4   CONDITIONS TO ALTERA'S PERFORMANCE..........................................60
        17.5   CONDITIONS TO ISSI'S PERFORMANCE............................................60
        17.6   CONDITIONS TO THE THIRD PARTY INVESTORS' PERFORMANCE........................60

ARTICLE 18     CONFIDENTIALITY.............................................................61
        18.1   EXCHANGE OF INFORMATION AND NONDISCLOSURE...................................61
        18.2   CONFIDENTIALITY AGREEMENTS FOR VISITORS AND EMPLOYEES.......................61
        18.3   THIRD PARTY REQUEST FOR INFORMATION.........................................61
        18.4   REPORTING LOSS, THEFT OR MISAPPROPRIATION...................................62
        18.5   BREACH OF CONFIDENTIALITY...................................................62

ARTICLE 19     ANCILLARY AGREEMENTS........................................................62
        19.1   EXECUTION AND DELIVERY......................................................62
        19.2   TERMINATION OF MANUFACTURING AGREEMENT; FUTURE PURCHASE AGREEMENT...........63

ARTICLE 20     DISPUTE RESOLUTION; ARBITRATION.............................................63
        20.1   NEGOTIATION BETWEEN EXECUTIVES..............................................63
        20.2   MEDIATION...................................................................63
        20.3   CLAIMS SUBJECT TO ARBITRATION...............................................64

ARTICLE 21     LIMITATION ON DAMAGES; CONTRACTUAL LIMITATIONS PERIOD.......................66
        21.1   LIMITATION ON DAMAGES.......................................................66
        21.2   CONTRACTUAL LIMITATIONS PERIOD..............................................67

ARTICLE 22     FORCE MAJEURE...............................................................67
        22.1   FORCE MAJEURE...............................................................67
        22.2   NOTIFICATION................................................................67
        22.3   RESPONSE TO FORCE MAJEURE...................................................67
        22.4   LIMITATIONS ON APPLICABILITY OF FORCE MAJEURE...............................68

ARTICLE 23     GENERAL PROVISIONS..........................................................68
        23.1   SEVERABILITY................................................................68
        23.2   NEUTRAL INTERPRETATION; WAIVER..............................................68
        23.3   NOTICES.....................................................................68
        23.4   TIME OF THE ESSENCE.........................................................69
        23.5   GOVERNING LAW...............................................................69
        23.6   ENTIRE AGREEMENT............................................................69
        23.7   WAIVER......................................................................69
        23.8   COOPERATION.................................................................69
        23.9   COUNTERPARTS................................................................69
        23.10  EXHIBITS AND SCHEDULES......................................................69

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

        23.11  ATTORNEYS' FEES.............................................................69
        23.12  DATE OF PERFORMANCE.........................................................70
        23.13  SURVIVAL....................................................................70
        23.14  SURVIVAL OF RIGHTS..........................................................70
        23.15  THIRD-PARTY BENEFICIARIES...................................................70
        23.16  PARTITION...................................................................70
        23.17  GOVERNING LANGUAGE OF AGREEMENT.............................................70
        23.18  CONSENT TO JURISDICTION AND SERVICE OF PROCESS..............................70
        23.19  LIQUIDATED DAMAGES..........................................................71
        23.20  AUTHORIZED REPRESENTATIVES..................................................71
        23.21  REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE...........................72
        23.22  WAIVER OF CONFLICT OF INTEREST..............................................72
        23.23  AMENDMENT AND RESTATEMENT...................................................72

                                LIST OF EXHIBITS

Exhibit A  -   Capital Contributions

Exhibit B  -   Certificate of Formation

Exhibit C  -   Confidentiality Agreements
               (1) Visitor Confidentiality Agreement
               (2) Employee Invention Assignment and Confidentiality Agreement

Exhibit D  -   Description of Real Property

Exhibit E  -   Possible Future Restructuring

Exhibit F  -   Future Purchase Agreement

Exhibit G      Allocation Rules

Exhibit H      Senior Executive Incentive Plan

Exhibit I      Employee Incentive Plan

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 WAFERTECH, LLC

        THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is dated as of October 28, 1997 by and among TSMC Development, Inc., a Delaware corporation ("TSMC"), Analog Devices, Inc., a Massachusetts corporation ("ADI"), Altera Corporation, a Delaware corporation ("ALTERA"), Integrated Silicon Solutions, Inc., a Delaware corporation ("ISSI") and each of the other Persons identified on the signature page hereof as a Member (as hereinafter defined) hereunder.

        WHEREAS, TSMC, ADI, ALTERA, ISSI and the Third Party Investors (as hereinafter defined) as of June 25, 1996 (the "EFFECTIVE DATE") formed a limited liability company organized under the laws of the State of Delaware in the United States of America, pursuant to that certain Limited Liability Company Agreement by and among TSMC, ADI, Altera, ISSI and the Third Party Investors, dated as of June 25, 1996 (the "ORIGINAL AGREEMENT"), the purpose of which is to construct a foundry which shall provide foundry services for the manufacture of IC wafers in accordance with the terms of this Agreement.

        WHEREAS, TSMC, ADI, ALTERA, ISSI and the Third Party Investors as of August 9, 1996 amended and restated the Original Agreement.

        WHEREAS, TSMC, ADI, ALTERA, ISSI and the Third Party Investors wish to further amend and restate the Original Agreement as herein amended and restated;

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, each of the parties hereto agrees as follows:

                                    ARTICLE 1
                      DEFINITIONS AND RULES OF CONSTRUCTION

        1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following words and expressions shall have the meanings set forth below:

               1.1.1 "AAA" means the American Arbitration Association.

               1.1.2 "ACT" means the Delaware Limited Liability Company Act set forth in Title 6, Sections 18-101 through 18-1109 of the Delaware Code, as amended from time to time. Any reference to the Act shall automatically include a reference to any subsequent or successor limited liability company law in Delaware.

               1.1.3 "ADDITIONAL CAPITAL CONTRIBUTION" is defined in Section
3.2.

               1.1.4 "ADVANCED PROCESS AGREEMENT" means that certain Advanced Process License Agreement dated as of April 10, 1996, between TSMC and TSMC International Investment Ltd., a British Virgin Islands corporation ("TSMC IIL"), whereby TSMC has been granted a license to certain future processes and know-how of TSMC IIL which Advanced Process Agreement has been assigned by TSMC to the Company as described in Section 3.1.1.

               1.1.5 "AFFILIATE" means, when used with reference to a specified
Person:

                      (i) With respect to any corporation, limited liability company, partnership or other business enterprise: (a) which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of any party to this Agreement; (b) of which fifty percent (50%) or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any party to this Agreement; or (c) of which fifty percent (50%) or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any corporation, limited liability company, partnership or other business enterprise qualifying under subsections (a) or (b) above; and

                      (ii) With respect to any natural person, any relative of such Person or such Person's spouse, whether by blood, marriage or adoption.

               1.1.6 "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement, including all Exhibits (which are hereby incorporated into and made a part of this Agreement by this reference), as originally executed and as amended from time to time, as the context requires.

               1.1.7 "APPROVAL OF MEMBERS HOLDING A MAJORITY IN PERCENTAGE INTEREST" means the written consent by, or approval at a meeting of Preferred Members by, a Preferred Member singularly owning, or Preferred Members collectively owning, more than fifty percent (50%) of the Percentage Interests owned by all of the Preferred Members.

               1.1.8 "APPROVAL OF MEMBERS HOLDING NOT LESS THAN 71% IN PERCENTAGE INTEREST" OR "APPROVED BY MEMBERS HOLDING NOT LESS THAN 71% IN PERCENTAGE INTEREST" means the written consent by, or approval at a meeting of Preferred Members by, Preferred Members owning 71% or more of the Percentage Interests owned by all of the Preferred Members.

               1.1.9 "APPROVAL OF MEMBERS HOLDING NOT LESS THAN 87% IN PERCENTAGE INTEREST" means the written consent by, or approval at a meeting of Preferred Members by, Preferred Members owning 87% or more of the Percentage Interests owned by all of the Preferred Members.

               1.1.10 "ANCILLARY AGREEMENTS" mean (i) the Confidentiality Agreements, (ii) the Manufacturing Agreement, (iii) the Technology License and Assistance Agreement, (iv) the Advanced Process Agreement, (v) the Assignments of each of the Manufacturing Agreement, the Technology License and Assistance Agreement and the Advanced Process Agreement, (vi) the Registration Rights Agreement, (vii) the Purchase Agreement, (viii) the TSMC Land Option and (ix) the Future Purchase Agreement.

               1.1.11 "BOARD OF DIRECTORS" is defined in Section 6.1.

               1.1.12 "BUSINESS DAY" means a day on which banking institutions are open for business in Seattle, Washington and San Jose, California other than a Saturday or Sunday.

               1.1.13 "BUSINESS PLAN" is defined in Section 2.11.

               1.1.14 "CAPITAL ACCOUNT" is defined in Section 3.5.

               1.1.15 "CAPITAL CONTRIBUTION" means the total amount of cash and the agreed fair market value (net of liabilities) of other property contributed to the Company by a particular Member, as contemplated in Section 3.2, plus any subsequent contributions of cash and the agreed fair market value (net of liabilities) of any other property subsequently contributed to the Company by that Member as an Additional Capital Contribution.

               1.1.16 "CASH AVAILABLE FOR DISTRIBUTION" is defined in Section 4.1.2.

               1.1.17 "CERTIFICATE OF FORMATION" means the certificate to be filed with the Office of the Delaware Secretary of State for the purpose of forming the Company, attached hereto as Exhibit B.

               1.1.18 "CODE" means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of any succeeding law).

               1.1.19 "COMMON MEMBER" means any Member who owns Common Shares.

               1.1.20 "COMMON SHARES" means one or more of the 13.5 million shares authorized by Section 3.1 and having the rights and privileges as stated in Section 3.1.1.

               1.1.21 "COMPANY" means WaferTech, LLC.

               1.1.22 "COMPANY LOANS" means any loans or advances made by any Member to the Company as contemplated in Section 3.6.2.

               1.1.23 "CONFIDENTIAL INFORMATION" means confidential or secret information, including information protected under the Confidentiality Agreements or confidential or secret information protected under any of the Ancillary Agreements, including but not limited to Trade and Industrial Secrets (as defined in the Technology License and Assistance Agreement) and Proprietary Information (as defined in the Manufacturing Agreement).

               1.1.24 "CONFIDENTIALITY AGREEMENTS" mean that certain Member's Confidentiality Agreement dated May 25, 1996 executed by the Company and each Member and the Visitor Confidentiality Agreements executed by the Company and each Visitor (as provided in Article 18) substantially in the form attached hereto as Exhibit C(1).

               1.1.25 "DEFAULTING MEMBER" means (1) a Preferred Member who fails to make such Preferred Member's Second Part Capital Contribution or Third Part Capital Contribution hereunder or an Additional Capital Contribution under the circumstances described in Section 3.4.2.2, and (2) a Member who otherwise breaches this Agreement in a manner that constitutes an Event of Default.

               1.1.26 "DELAWARE CORPORATION" is defined in Section 14.1.

               1.1.27 "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable as determined for book purposes under GAAP.

               1.1.28 "DILUTION EVENT" means an event resulting in reduction of a Member's Percentage Interest in the Company as contemplated in Section 3.4.2.1 or Section 3.6.4 of this Agreement if the Additional Capital Contribution or guaranteed debt which the Member did not provide or guarantee, as the case may be, was used for purposes other than the completion of the Foundry in accordance with the Business Plan.

               1.1.29 "DIRECTOR" is defined in Section 6.2.1, and includes voting and nonvoting Directors.

               1.1.30 "DISSOLUTION DATE" shall mean the first date on which one of the events set forth in Section 11.2 shall occur.

               1.1.31 "ECONOMIC INTEREST" means a Person's right to share in the Net Profit, Net Loss or similar items of, and to receive distributions from, the Company, resulting from the assignment or other transfer of Preferred or Common Shares where the assignee or transferee thereof is not admitted as a Member pursuant to Article 8. An Economic Interest does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as provided in Sections 9.2 and 9.3, any right to information concerning the business and affairs of the Company.

               1.1.32 "EVENT OF DEFAULT" is defined in Section 10.1.

               1.1.33 "FISCAL YEAR" means each twelve (12) month period commencing January 1 and through and including December 31 and including as the first Fiscal Year, the period from the Effective Date to and including December 31, 1996.

               1.1.34 "FORCE MAJEURE" means any one or more of the following: acts of war declared or undeclared, nationalization, expropriation, civil unrest or other public disturbance, fire, storm, floods, typhoon, tidal wave, hurricane, cyclone or other severe weather conditions, earthquake, or other Acts of God, legal restraints, governmental or like interference, judicial action, accidental damage to equipment, as well as any other cause outside the reasonable control of a Member. "Force Majeure" also includes the failure to obtain such license(s) and other approvals, including export licenses, as are required by United States law or other applicable law for the equipment, technical information, software, technology and Proven Products to be provided pursuant to the terms of this Agreement, the Technology License and Assistance Agreement or the Advanced Process Agreement.

               1.1.35 "FUTURE PURCHASE AGREEMENT" is defined in Section 19.2.

               1.1.36 "FOUNDRY" is defined in Section 2.6.1.

               1.1.37 "GAAP" means generally accepted accounting principles in the United States of America.

               1.1.38 "GOVERNMENTAL INTERVENTION" means (i) any action taken by any government or agency thereof, subsequent to the formation of the Company, which is material and adverse to any Member, or (ii) any recommendations by any government or agency thereof to the Members or any of them individually, requiring directly or indirectly, formally or informally, alteration or modification of any term or condition of this Agreement or of the Ancillary Agreements, or of the performance of the Members under this Agreement or the Ancillary Agreements in a manner which is material and adverse to one Member.

               1.1.39 "IC" means integrated circuit.

               1.1.40 "INCENTIVE PLAN" means the Senior Executive Incentive Plan and Employee Incentive Plan and includes any other incentive plan (1) approved by the Board of Directors and (2) Approved by Members holding not less than 71% in Percentage Interest.

               1.1.41"INDEMNITEE" is defined in Section 15.1 hereof.

               1.1.42 "INITIAL CAPITAL CONTRIBUTION" means the Capital Contribution of a Member as of the date hereof. "TOTAL INITIAL CAPITAL CONTRIBUTION" means the sum of the "Initial Capital Contributions," of all of the Members, as of the date hereof.

               1.1.43 "INTELLECTUAL PROPERTY RIGHTS" means (a) all patent rights and all right, title and interest in and to all letters patent and applications for letters patent, and all other government-issued or -granted indicia of invention ownership, including any reissue, division, term extensions, continuation or continuation-in-part applications; (b) all copyrights and all other literary property and author rights, and all right, title and interest in and to all copyrights, copyright registrations, certificates of copyrights and copyrighted interests; (c) all trademarks, trade names and service marks, and all rights, title and interest in and to all applications, certifications and registrations therefor; (d) all mask work rights, mask work applications, and mask work registrations; (e) all rights, title and interest in and to all trade secrets and trade secret rights; and (f) any licenses or license rights with respect to the foregoing.

               1.1.44 "INTEREST" means either (i) a Membership Interest, or (ii) an Economic Interest, as the case may be. Each Member's Interest shall be represented by Common and Preferred Shares; provided, however, that the Company's stock records shall in the absence of manifest error be conclusive as to any Member's ownership of Common and Preferred Shares. At such time as any Interest of any Member is changed, the appropriate number of Shares held by such Member shall also be deemed transferred to reflect such change. Subject to the requirements of Article 8 with respect to transfers of Interests, the Company shall issue additional Share certificates to the Members to reflect ownership of additional Shares and shall, upon surrender of Share certificates or delivery of an affidavit of lost certificate together with appropriate indemnity, issue new Share certificates to reflect transfers, reductions or other adjustments to the ownership of Shares.

               1.1.45 "IPO" means an underwritten initial public offering of securities made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commission thereunder.

               1.1.46 "LAND" is defined in Section 1.1.78.

               1.1.47 "MANAGING MEMBERS" means TSMC, ADI, Altera and ISSI.

               1.1.48 "MANUFACTURING AGREEMENT" means that certain Manufacturing Agreement dated as of February 16, 1996, by and between TSMC and Taiwan Semiconductor Manufacturing Co. Ltd. of Taiwan ("TSMC Taiwan"), pursuant to which TSMC Taiwan has agreed to purchase all IC wafers manufactured by TSMC for the time and on the terms therein specified, which Manufacturing Agreement has been assigned by TSMC to the Company as described in Section 3.1.1.

               1.1.49 "MEMBER" means a Person who:

                      (i) Has been admitted to the Company as a member in accordance with the Certificate of Formation or this Agreement, or an assignee of an Interest who has become a Member pursuant to Article 8, or has exercised an Option granted pursuant to Article 12 and has complied in all respects with the requirements for exercising such Option; and

                      (ii) Has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

        Reference to a "Member" shall be to any one of the Members. Reference to an "Initial Member" shall be to any one of the Members who are such on the Effective Date.

               1.1.50 "MEMBERSHIP INTEREST" means ownership by a Member of (i) one or more Preferred Shares; or (ii) one or more Common Shares.

               1.1.51 "NET PROFIT" and "NET LOSS" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, as the case may be, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                      (i) Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

                     (ii) Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit or Net Loss shall be subtracted from such taxable income or loss;

                      (iii) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. Federal income tax purposes shall be computed in accordance with the Section 704(b) Regulations by reference to the book basis and fair market value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its book basis and fair market value;

                      (iv) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation as determined for book purposes in accordance with the Section 704(b) Regulations for such Fiscal Year or other period; and

                      (v) Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specifically allocated to any Member shall not be taken into account in computing Net Profit or Net Loss.

               1.1.52 "NON-DEFAULTING MEMBERS" means each Preferred Member who has made such Member's Second Part Capital Contribution or Third Part Capital Contribution or an Additional Capital Contribution under the circumstances described in Section 3.4.2.2 hereunder, and is not otherwise in breach of this Agreement in a manner that constitutes an Event of Default.

               1.1.53 "OFFERING NOTICE" is defined in Section 8.5.1

               1.1.54 "OFFICER" means an officer of the Company.

               1.1.55 "OPTION" means a stock option granted pursuant to an Incentive Plan.

               1.1.56 "PERCENTAGE INTEREST" means the Interest of a Member or the holder of an Economic Interest in the Company, expressed as a percentage of the Interests of all of the Members and holders of an Economic Interest. The Percentage Interests shall initially be as set forth on Exhibit A and shall be adjusted from time to time as herein provided. Notwithstanding the foregoing, however, for the purpose only of determining the Percentage Interest required for any vote or approval, including, but not limited to, the approvals contemplated by Sections 3.6.1, 6.4.2, 6.4.3, 8.1.1, 8.1.2, 11.2 and Article 16,
the Percentage Interest shall be calculated without counting the Common Shares and without giving effect to the issuance of options or grant of any equity interest in the Company pursuant to any Incentive Plan.

               1.1.57 "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case whether domestic or foreign.

               1.1.58 "PREFERRED MEMBER" means any Member who owns Preferred Shares.

               1.1.59 "PREFERRED SHARES" means one or more of the 225 million shares authorized by Section 3.1 and having the rights and privileges as stated in Section 3.1.2.

               1.1.60 "PRODUCTS" is defined in the Manufacturing Agreement.

               1.1.61 "PROHIBITED PERSON" means a Person (i) who is in the business of providing foundry services (other than TSMC or any Affiliate thereof, and other than as permitted pursuant to the last two sentences of
Section 2.10.1), or (ii) whose admission as a Member could reasonably be economically inimical to the interests of the Company or to any Member. The Board of Directors and the Members pursuant to Section 6.4.2 shall determine who is a Prohibited Person.

               1.1.62 "PROPERTY" means the assets of the Company, both tangible and intangible, or any portion thereof.

               1.1.63 "PROJECT" is defined in Section 2.6.1.

               1.1.64 "PROVEN PRODUCTS" is defined in the Manufacturing
Agreement.

               1.1.65 "PURCHASE AGREEMENT" means that certain Purchase Agreement dated as of the Effective Date by and between TSMC Taiwan, Altera, ADI and ISSI, pursuant to which each of Altera, ADI and ISSI commit to purchase a designated amount of IC wafers from TSMC Taiwan.

               1.1.66 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Effective Date by, between and among the Company and each Member.

               1.1.67 "REGULATIONS" means the U.S. Federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific Section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

               1.1.68 "REMAINING MEMBER" is defined in Section 10.2.3.

               1.1.69 "SECRETARY OF STATE" means the Office of the Secretary of State of the State of Delaware.

               1.1.70 "SECTION 704(B) REGULATIONS" means the final or temporary income tax regulations under Section 704(b) of the Code relating to the determination of a partner's distributive share of partnership income, gain, loss, deduction or credit (or item thereof), and to the extent not inconsistent with any final or temporary regulations, any outstanding proposed income tax regulations under Section 704(b) of the Code. All references to Section 704(b) Regulations shall be deemed also to refer to any corresponding provisions of any succeeding regulations to such Section 704(b) of the Code.

               1.1.71 "SELLING MEMBER" is defined in Section 8.5.1.

               1.1.72 "TAX MATTERS PARTNER" means the person designated as such in Section 9.5.

               1.1.73 "TECHNOLOGY LICENSE AND ASSISTANCE AGREEMENT" means that certain Technology License and Assistance Agreement dated as of February 20, 1996, by and between TSMC Technology, Inc. and TSMC, providing for TSMC Technology, Inc. to provide certain services to TSMC and granting a license to use certain technology to TSMC, which Technology License and Assistance Agreement has been assigned by TSMC to the Company as described in Section 3.1.1.

               1.1.74 "TERMINATED MEMBER" is defined in Section 10.2.3.

               1.1.75 "THIRD PARTY INVESTORS" means the persons signing this Agreement other than TSMC, ADI, ALTERA, ISSI and participants in the Incentive Plans who become Members.

               1.1.76 "TRANSFER" is defined in Section 8.1.1.

               1.1.77 "TSMC LAND OPTION" means that certain Option Agreement dated as of the Effective Date between the Company and TSMC whereby the Company granted an option to TSMC to purchase all or part of the Land (as defined therein), hereinafter the "Land".

               1.1.78 "UNPAID CAPITAL PREFERENCE" means, with respect to any Preferred Member, such Member's Capital Contribution reduced by distributions to such Member pursuant to Section 4.3.1 hereof.

               1.1.79 "WASHINGTON ACT" means the Washington Limited Liability Act, codified at Title 25, Chapter 25.15 of the Revised Code of Washington. Any reference to the Washington Act shall automatically include a reference to any subsequent or successor limited liability law in Washington.

        1.2    RULES OF CONSTRUCTION.  For purposes of this Agreement:

               1.2.1 GENERAL. Unless the context otherwise requires, (i) "or" is not exclusive; (ii) words in the singular include the plural and vice versa;
(iii) words in the masculine include the feminine and neuter and vice versa; and
(iv) words such as "herein," "hereinafter," "hereto," "hereby," and "hereunder," when used in this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

               1.2.2 ARTICLES AND SECTIONS; HEADINGS. References to Articles and Sections are to Articles and Sections of this Agreement unless stated otherwise. Article and Section headings used in this Agreement are for convenience of reference only and shall not be used in construing or interpreting this Agreement.

               1.2.3 OTHER AGREEMENTS. References herein to any agreement, schedule or other instrument, including, without limitation, any other Ancillary Agreement shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be amended, modified or extended.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

        2.1 FORMATION OF COMPANY. The parties have formed the Company pursuant to the provisions of the Act by filing the Certificate of Formation with the Secretary of State.

        2.2 NAME. The name of the Company is "WaferTech, LLC".

        2.3 FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES. The Directors have registered the Company as a foreign limited liability company in the State of Washington and shall from time to time register the Company as a foreign limited liability company and file on behalf of the Company such fictitious or trade name statements or certificates in such other jurisdictions and offices as the Directors consider necessary, convenient or appropriate. From time to time, the Directors shall file such certificates of amendment, certificates of cancellation, or other certificates as the Directors reasonably deem necessary, convenient or appropriate under the Act, under the Washington Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Members.

        2.4 PRINCIPAL EXECUTIVE OFFICE; OTHER OFFICES. The Company shall maintain its principal executive office, which shall be its principal place of business in the

State of Washington, at Camas, or any other location determined by the Directors. The Company shall also maintain a registered office in Delaware, which shall be at the business office of the Company's agent for service of process in Delaware. The Company may maintain such other offices as determined by the Directors.

        2.5 AGENTS FOR SERVICE OF PROCESS. The name and address of the Company's agent for service of process in Washington is the Corporation Service Company, c/o 600 First Avenue, Suite 500, Seattle, Washington 98104. The name and address of the Company's agent for service of process in Delaware is The Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

        2.6    BUSINESS AND PURPOSE OF THE COMPANY.

               2.6.1 GENERAL CHARACTER OF BUSINESS. The general character of the business to be conducted by the Company shall be to provide foundry services for the manufacture of IC wafers in North America to meet the specifications of the purchasers of such IC wafers in accordance with the terms and conditions of this Agreement and the Ancillary Agreements. In addition, the Company may provide testing services, tooling services, ASIC design services, computer assisted design services, maintain a design library, or provide other related services for integrated circuits. The Company shall purchase, develop and improve a portion of certain real property located in Camas, Washington that is the subject of option agreements for the benefit of TSMC, as described in Exhibit D hereto (which, subject to the TSMC Land Option, is referred to herein as the "REAL PROPERTY"). The Company shall construct and manage a foundry, or "FAB" (the "FOUNDRY") on the Real Property, subject to the TSMC Land Option, to manufacture and produce IC wafers (subsumed in the definition of "PROVEN PRODUCTS") (collectively, the "PROJECT") and to conduct any other activities, operations or business (including the borrowing of money, the encumbering of the Company's assets for security and the entry into contracts) directly and reasonably related to the Project and its use and development. In accordance with Section 3.1.1, TSMC has assigned the Manufacturing Agreement to the Company, so that during the Manufacturing Agreement's term, TSMC Taiwan shall have an obligation to purchase not less than 85% of Calculated Installed Capacity (as defined in the Manufacturing Agreement) but shall have a right to purchase up to 100% of Calculated Installed Capacity and TSMC has assigned the Technology License and Assistance Agreement and Advanced Process Agreement to the Company so that specified technical services and technology shall be provided to the Company. The Managing Members shall order and take or pay for Products from TSMC Taiwan as contemplated in the Purchase Agreement. The Managing Members shall cause the Company to conduct the business of the Company in compliance with all material laws and regulations.

               2.6.2 OTHER PURPOSES. Subject to Section 2.6.1, the Company may carry on any lawful business, purpose or activity, in accordance with this Agreement, but the Company shall not engage in the business of granting policies of insurance or assuming insurance risks or banking. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company as set forth in Section 2.6.1.

        2.7 TERM OF THE COMPANY. The Company was established and commenced on the Effective Date. The Company shall dissolve on the Dissolution Date. Notwithstanding the foregoing, the Company may be dissolved prior to the Dissolution Date as provided in this Agreement or pursuant to the Act.

        2.8    INITIAL MEMBERS; STATUS OF MEMBERS.

               2.8.1 INITIAL MEMBERS. The Initial Members shall be those Persons listed as Members on Exhibit A.

               2.8.2 STATUS OF MEMBERS. The Initial Members and any additional or substituted Members shall be "members" of the Company, as that term is used in the Act, subject to the terms and provisions of this Agreement. The Managing Members shall have authority as specified herein.

        2.9 LIABILITY OF MEMBERS. No Member shall be obligated personally for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member.

        2.10   COMPETITION; CONFLICT OF INTEREST.

               2.10.1 MEMBER COMPETITION. Subject to the provisions of the Confidentiality Agreements, and except as hereinafter provided, any Member may engage in, acquire or possess an interest or interests in other business ventures of any nature or description, independently or with others and neither the Company not any Member shall have any rights in or to such independent ventures or the income or profits derived therefrom. Notwithstanding the foregoing, each Member acknowledges, understands and agrees that pursuant to
Section 3.1.1, TSMC has contributed to the Company proprietary, trade secret, know-how and other Confidential Information and that TSMC would not have entered into this Agreement with a Prohibited Person. Further, each Member acknowledges, understands and agrees that monetary compensation would not be an adequate inducement for TSMC to enter into this Agreement with a Prohibited Person. Accordingly, each Member except TSMC agrees that so long as such Member shall be a Member and for a period of two years thereafter, such Member shall not acquire or possess a controlling interest, directly or indirectly, by operation of law or otherwise, in any venture (an "OTHER VENTURE") (not including TSMC or an Affiliate thereof) that has as one of its primary purposes the provision of foundry services for the manufacture of IC wafers for sale to third-parties not affiliated with such Other Venture and not for the Member's own use or the use of other parties affiliated with the Other Venture. This restriction shall not limit the existing ventures of any Member, or future ventures in which any Member has a non-controlling minority interest, from selling IC wafers to third parties not affiliated with such Other Venture. This Section shall not limit the ability of TSMC or any of its Affiliates to enter into any Other Venture or subject to Section 13.2, to construct any other foundry.

               2.10.2 CONFLICT OF INTEREST. Subject to Section 3.6, the fact that a Person is employed by or is directly or indirectly interested in or connected with any Person employed by the Company to render any service or from whom the Company may buy merchandise shall not prohibit the Company from employing or dealing with such Person; provided, however, that any contract, employment or other arrangement with such Person shall be on an arm's-length basis and in accordance with competitive rates and other terms prevailing throughout the industry for similar goods or services.

        2.11 BUSINESS PLAN. On the Effective Date each Initial Member received a preliminary annual operating budget and business plan of the Company for Fiscal Years 1996 through 2002, which was prepared by TSMC and its Affiliates in good faith for planning purposes and is incorporated herein by this reference (as it may be amended from time to time, the "BUSINESS PLAN"). Each Managing Member agrees to use reasonable commercial efforts in accordance with the terms of this Agreement to facilitate the implementation of the Business Plan by the Company. Notwithstanding the foregoing, the Members acknowledge that the Business Plan is a projection only and, as a forward looking statement, reflects certain anticipated goals, which may not be realized. The Members further acknowledge that the Business Plan does not constitute an assurance, representation, warranty or agreement by any Member or the Company for any purpose, including but not limited to, the purpose of determining whether to enter into this Agreement. Any material change or amendment to the Business Plan shall require the Approval of Members holding not less than 71% in Percentage Interest, as provided in Section 6.4.2.

        2.12   MEMBER INTELLECTUAL PROPERTY.

               2.12.1 GRANT OF LICENSES. Each Member, including TSMC and its Affiliates to the extent not provided for pursuant to the Technology License and Assistance Agreement or the Advanced Process Agreement, shall grant or extend to the Company the rights, licenses or cross licenses from third parties obtained or held by such Member as the same are related to and required for the manufacture of IC wafers by the Company, to the extent that any such action is not in conflict with such Member's agreements with third parties. In case any third party agreement requires the payment of fees or royalties to a third party in the event of such grant or extension, the Company shall be offered the option to accept the grant or extension and to pay such fees or royalties.

               2.12.2 SHARING OF TECHNOLOGY. Any Managing Member (other than TSMC or its Affiliates, to which the terms of the Technology License and Assistance Agreement and Advanced Process License Agreement will apply), which has knowledge or know-how relating to the manufacture of IC wafers may offer to provide such knowledge or know-how to the Company in consideration for the right to use the knowledge or know-how developed by the Company relating to that knowledge or know-how provided by such Member. The terms and conditions of any such exchange of knowledge or know-how shall be determined by mutual agreement between the applicable Managing Member and the Company. Notwithstanding the foregoing, any such Managing Member (other than TSMC or its Affiliates) shall not use the knowledge or know-how developed by the Company to manufacture any products competitive with the Products produced for any other Managing Member (other than TSMC or its Affiliates).

               2.12.3 CO-DEVELOPMENTS. In the event personnel of the Company and any Managing Member co-develop (i.e. both parties substantially and significantly contribute to the development) devices, ICs, processes or apparatus relating to the subject matter of this Agreement, the Manufacturing Agreement, the Purchase Agreement, or the Future Purchase Agreement, then the Intellectual Property Rights created by such co-development shall be jointly owned by the Company and the applicable Managing Member without accounting to each other, both parties having the right under the Intellectual Property Rights obtained with respect to such co-development to make, have made, use, modify, lease, sell, or otherwise dispose of products and to license (with a right to sub-license) such Intellectual Property Rights, subject to the other party's rights therein but without the necessity of obtaining the consent of the other party. The Company and applicable Managing Member shall cooperate in applying for, prosecuting and maintaining patents and copyright and mask work registrations for such co-developments and shall equally divide the expenses thereof. Notwithstanding the preceding sentence, either the Company or the applicable Managing Member may elect not to share the expenses of any such applications in any or all countries, in which case the other party may file and/or prosecute at its own expense and shall have sole control and ownership of such applications and any patents, copyright or mask work registrations issuing thereon, subject to a non-exclusive non-transferable, paid-up and royalty-free, worldwide license under such patents, copyright and mask right registrations in favor of the non-electing party to make, have made, use, modify, lease, sell, or otherwise dispose of products to the extent of the rights granted by such patents and registrations (with the right to sublicense only to Affiliates). The Company or the applicable Managing Member, as the case may be, shall be obligated to share the expenses referred to in the preceding sentence unless such party provides written notice of its election not to do so to the other party within thirty (30) days of a written request from such other party. An election not to share expenses shall be irrevocable.

        2.13 FORMATION AUTHORIZATION. Each of the Members ratifies and approves the acts of TSMC prior to the date of this Agreement taken to (i) handle matters with respect to the formation and establishment of the Company, (ii) commit to the acquisition of the Real Property including the grant of the TSMC Land Option, (iii) commit to the construction of the Foundry, and (iv) commit to the purchase of such equipment as is required by the Company to commence the Project (collectively, the "ORGANIZATIONAL MATTERS"). Each Member authorizes TSMC to continue to implement the Organizational Matters in accordance with this Agreement. TSMC will attempt to obtain favorable terms for such Organizational Matters, and the Members will cooperate to discuss and resolve any issues in connection therewith.

        2.14 REIMBURSEMENT OF TSMC EXPENSES. By execution and delivery of this Agreement, the Members agree that the following out-of-pocket expenses incurred by TSMC, or its Affiliates, upon presentation by TSMC to the Company of an itemization of such expenses, shall be reimbursed by the Company. Such expenses may include the following:

               2.14.1 Any and all reasonable expenses incurred for the acquisition of the Real Property including but not limited to those incurred in the site selection and permitting activities;

               2.14.2 Any and all reasonable fees and expenses incurred to commit to construction of the Foundry;

               2.14.3 Any and all fees and expenses charged by the counsel, consultants and specialists retained in connection with the formation of the Company, the acquisition of the Real Property and the construction of the Foundry; and

               2.14.4 Any and all other fees and expenses incurred in handling the matters authorized in Section 2.13 or this Section 2.14.

        An estimate of such expenses as of the Effective Date was delivered to each Initial Member on the Effective Date.

                                    ARTICLE 3
                    AUTHORIZED CAPITAL; CAPITAL CONTRIBUTIONS

        3.1 AUTHORIZED CAPITAL. The Company shall have the authority to issue up to TWO HUNDRED TWENTY FIVE MILLION (225,000,000) Preferred Shares and up to THIRTEEN MILLION FIVE HUNDRED THOUSAND (13,500,000) Common Shares. To acknowledge and reflect the relative Capital Contributions previously made and to be made by the Members, the Company shall issue to each Member that number of Preferred Shares and/or Common Shares specified on the attached Exhibit A as amended from time to time in accordance with this Agreement. The Company shall maintain stock records reflecting such ownership. Shares may be transferred, to the extent permitted by the terms of this Agreement, solely by submitting to the Company a written power of attorney to assign and transfer the Shares on the stock records of the Company. Unless otherwise authorized by the Board of Directors, no certificates will be issued reflecting such ownership.

               3.1.1 Except as otherwise provided in this Agreement or the Act, the Common Shares shall have no right to vote or manage the business and affairs of the Company and shall have solely the rights and privileges provided by this section.

                      3.1.1.1 The Common Shares shall have the right to participate in distributions as provided by Article 4 and Section 11.4.

                      3.1.1.2 The Common Shares shall have the right to information concerning the business and affairs of the Company, as provided in this Agreement and under the Act.

                      3.1.1.3 The Common Shares shall, upon issuance thereof in exchange for the consideration specified by the terms of the option grant, be fully paid and non-assessable and shall have no obligation for Additional Capital Contributions.

               3.1.2 The Preferred Shares shall have the rights and privileges provided by this Agreement, including without limitation the following:

                      3.1.2.1 The Preferred Shares shall have the right to vote as provided by Section 6.4.2 and other provisions requiring the Approval of Members holding not less than 71% in Percentage Interest, Approval of Members holding not less than 87% in Percentage Interest and the Approval of Members holding a Majority in Percentage Interest.

                      3.1.2.2 The Preferred Shares shall have the distribution and liquidation preferences as provided by Article 4 and Section 11.4.

                      3.1.2.3 The Preferred Shares shall have the sole right to manage the business and affairs of the Company.

        3.2    INITIAL CAPITAL CONTRIBUTIONS.

               3.2.1 FIRST PART CAPITAL CONTRIBUTION. Subject to the satisfaction or waiver of the conditions precedent set forth in Article 17, on the Effective Date (sometimes referred to herein as the "FIRST CONTRIBUTION DATE") each Initial Member contributed to the Company in good same day funds an amount of cash equal to the cash contribution set forth opposite such Initial Member's name on Exhibit A under the column "FIRST PART CAPITAL CONTRIBUTION" and in addition TSMC contributed to the Company (i) the Manufacturing Agreement, the Technology License and Assistance Agreement and the Advanced Process Agreement, by assigning such agreements to the Company, and (ii) all rights and interests of TSMC in the Real Property, the Foundry and all equipment purchased by TSMC ("FIRST PART CAPITAL CONTRIBUTION").

               3.2.2 SECOND PART CAPITAL CONTRIBUTION. On November 30, 1996 (the "SECOND CONTRIBUTION DATE"), each Initial Member contributed to the Company an amount of cash equal to the cash contribution set forth opposite such Initial Member's name on Exhibit A under the column "Second Part Capital Contribution" (the "SECOND PART CAPITAL CONTRIBUTION").

               3.2.3 THIRD PART CAPITAL CONTRIBUTION. On November 3, 1997 (the "THIRD CONTRIBUTION DATE"), each Initial Member shall contribute to the Company an amount of cash equal to the cash contribution set forth opposite such Initial Member's name on Exhibit A under the column "Third Part Capital Contribution" (the "THIRD PART CAPITAL CONTRIBUTION").

               3.2.4 PERCENTAGE INTEREST. Upon making each such Capital Contribution, each Initial Member shall be credited for its Capital Contribution and shall have the Percentage Interest in the Company as set forth with respect to such Initial Member on Exhibit A.

        3.3 ADDITIONAL CAPITAL CONTRIBUTION. No Member shall be obligated to or shall make any additional capital contribution to the Company in excess of such Member's portion of the Initial Capital Contribution provided for in Section 3.2 ("ADDITIONAL CAPITAL CONTRIBUTION") except that the Board of Directors may approve and require Preferred Members to make Additional Capital Contributions. The Board of Directors shall send to each Preferred Member written notice of the Additional Capital Contribution including a description of the purpose of the Additional Capital Contribution, a statement of the potential benefits to the Company and to Members who make such Additional Capital Contribution and a statement of the potential impact upon each Member pursuant to Section 3.4.1 if such Member does not make the Additional Capital Contribution (the "Additional Capital Contribution Notice"). If a proposed Additional Capital Contribution, together with all prior Additional Capital Contributions, exceeds in the aggregate an amount equal to 15% of the Total Initial Capital Contribution, as set forth on Exhibit A hereto, such Additional Capital Contribution must also be Approved by Members holding not less than 71% in Percentage Interest as provided in Section 6.4.2. Following approval as set forth above and subject to Section 3.4.2.1., all Preferred Members shall contribute their Additional Capital Contributions to the Company in proportion to their respective Percentage Interests promptly at such time or times as may be so established by the Board of Directors for the payment thereof.

        3.4    CONSEQUENCES OF FAILURE TO CONTRIBUTE.

               3.4.1 DEFAULT ON SECOND PART OR THIRD PART CAPITAL CONTRIBUTION. In the event any Preferred Member fails to pay its Second Part Capital Contribution or its Third Part Capital Contribution as contemplated in this Agreement, such Defaulting Member shall pay to the Non-Defaulting Members which have made their required Second Part Capital Contributions or Third Part Capital Contributions, as the case may be, as a partial liquidated payment for damages suffered by the Company and the Non-Defaulting Members as a result of such failure to pay, a cash payment equal to 10% of the Second Part Capital Contribution or Third Part Capital Contribution, as the case may be, of the Defaulting Member. Such cash payment shall be distributed among the Non-Defaulting Members according to their respective Percentage Interests. Such Defaulting Member's Membership Interest thereupon and without more shall be terminated and the following procedures shall apply:

                      3.4.1.1 MISSING CAPITAL CONTRIBUTION. The Non-Defaulting Members shall have the right, but not the obligation to, subject to the provisions of Section 8.6, contribute that portion of the Capital Contribution to have been funded by the Defaulting Member ("MISSING CAPITAL") in proportion to the respective Percentage Interest of each electing Non-Defaulting Member. If any Non-Defaulting Member elects to contribute none or less than all of such Non-Defaulting Member's pro rata share of the Missing Capital, then the other Non-Defaulting Members may elect to contribute the remaining portion of the Missing Capital in proportion to their respective Percentage Interests. If less than all of the Missing Capital is contributed by Non-Defaulting Members, subject to the provisions of Section 8.6, one or more new Preferred Members, if approved pursuant to Section 8.4, may be admitted as a Preferred Member or Members to contribute any remaining Missing Capital to the Company. If the entire Missing Capital is not contributed, the Initial Capitalization of the Company shall be reduced accordingly. Following such process, the Percentage Interest of all Preferred Members shall, subject to the last sentence of Section 3.4.1.4, be adjusted so that each Preferred Member's Percentage Interest (including that of any new Preferred Member) shall be determined by multiplying (1) the aggregate Percentage Interests of all of the Preferred Members times (2) a fraction, the numerator of which is the aggregate amount of such Preferred Member's Capital Contributions and the denominator of which is the sum of all Preferred Member's Capital Contributions (including that of any new Preferred Member) and each Preferred Member's Capital Account Balance shall be adjusted accordingly. As used in the preceding sentence, Capital Contributions shall include those portions of Capital Contributions made by a Defaulting Member or a Terminated Member that are credited to the Capital Account Balances of Non-Defaulting Members or Remaining Members following a transfer of part of the Defaulting Member's Interest or Terminated Member's Interest under clause (ii) of either of
Section 3.4.1.4 or Section 10.5. For purposes of the remainder of this Section 3.4, any reference to a Non-Defaulting Member shall include any new Preferred Member admitted in connection with a failure to contribute Capital described in
Section 3.4.1.1.

                      3.4.1.2 PURCHASE RIGHT. Upon termination of a Defaulting Member's Membership Interest pursuant to this Section and after giving effect to
Section 3.4.1.1, subject to the provisions of Section 8.6, the Non-Defaulting Members shall have the right to purchase and the Defaulting Member shall have the obligation to sell, the Defaulting Member's Interest in the Company in the manner contemplated in Sections 3.4.1.3 through 3.4.1.6, inclusive. The purchase price for such Interest shall be an amount equal to 50% of the cash Capital Contributions of the Defaulting Member as of the termination date of the Defaulting Member. Such reduction in value shall constitute partial compensation for damages suffered by the Company and the Non-Defaulting Members as a result of the failure by the Defaulting Member to contribute the Second Capital Contribution or Third Capital Contribution, as the case may be. The Board of Directors shall give notice to all Non-Defaulting Members of such purchase price.

                      3.4.1.3 OPTION OF NON-DEFAULTING MEMBERS TO PURCHASE. Each Non-Defaulting Member shall have the right, but not the obligation, to elect to purchase a portion of the Defaulting Member's Interest, as hereinafter provided. Any Non-Defaulting Member so electing shall notify the Directors in writing within thirty (30) days after the notice from the Directors referred to in
Section 3.4.1.2 above, of such Non-Defaulting Member's desire to purchase a portion of the Defaulting Member's Interest. The failure of any Non-Defaulting Member to submit such notice within the applicable period shall constitute an election on the part of the Non-Defaulting Member not to purchase any of the Defaulting Member's Interest. Each Non-Defaulting Member so electing to purchase shall be entitled to purchase a portion of the Defaulting Member's Interest in the same proportion that the Percentage Interest of the Non-Defaulting Member bears to the aggregate of the Percentage Interest of all of the Non-Defaulting Members electing to purchase a portion of the Defaulting Member's Interest.

                      3.4.1.4 ELECTION TO PURCHASE LESS THAN ALL OF THE DEFAULTING MEMBER'S INTEREST. If any Non-Defaulting Member elects to purchase none or less than all of such Non-Defaulting Member's pro rata share of the remaining Defaulting Member's Interest, then subject to the provisions of
Section 8.6, the other Non-Defaulting Members may elect to purchase that Interest remaining in proportion to their respective Percentage Interests. Each Non-Defaulting Member who purchases part of the Defaulting Member's Interest shall succeed to a pro rata share of the Defaulting Member's Unpaid Capital Preference and Capital Account Balance. If the Non-Defaulting Members do not purchase the entire Interest of the Defaulting Member, then subject to the provisions of Section 8.6, one or more new Members, if approved pursuant to Section 8.4, may be admitted as a Member and purchase the remaining Defaulting Member's Interest by paying for such Interest in cash. If the entire remaining Interest has not been purchased, with respect to all or any remaining share of the Defaulting Member's Interest, the Defaulting Member shall have only an Economic Interest, and without limiting the generality of the foregoing, shall not be a Managing Member, shall not be entitled to designate a Director hereunder and any current Director or Directors appointed by such Member shall be deemed to be removed and the number of Directors on the Board of Directors shall be reduced accordingly. In such event, as partial compensation for damages suffered by the Company and the Non-Defaulting Members, (i) the Defaulting Member's remaining Interest shall be reduced by fifty percent (50%) and the Non-Defaulting Members' Interests shall be increased pro rata accordingly, (ii) the Defaulting Member's Capital Account Balance and Unpaid Capital Preference shall be reduced by 50%, and the difference shall be added to the Capital Account Balances and Unpaid Capital Preferences of the Non-Defaulting Members, pro rata according to their Interests, and (iii) solely for purposes of determining the Managing Members' and a Defaulting Member's rights and obligations to purchase the output of the Foundry under the Purchase Agreement or Future Purchase Agreement (which rights and obligations shall be a function, to be specified in each of those agreements, of the Managing Members' and Defaulting Member's Percentage Interests), effect shall not be given to any increase or decrease in a Managing Member's or Defaulting Member's Percentage Interest attributable to (A) the operation of clause (i), or (B) any reduction
(x) in the Capital Contribution of the Defaulting Member due to (I) that portion of the Missing Capital that is not contributed by any other Person or (II) that portion of the Missing Capital contributed by a Person other than a Managing Member or a new Member who will become a party to the Purchase Agreement or Future Purchase Agreement (a "NEW BUYER") or (y) in the total Capital Contributions of Members due to that portion of the Missing Capital that is not contributed by any Person.

                      3.4.1.5 PAYMENT OF PURCHASE PRICE. The purchase price shall be paid by the electing Non-Defaulting Members by either of the following methods, each of which may be selected separately by the electing Non Defaulting Members in their respective sole discretion:

                      (i) The Non-Defaulting Members shall at the consummation of the purchase of the Defaulting Member's Interest ("CLOSING") pay in cash the total purchase price for the Defaulting Member's Interest; or

                      (ii) The Non-Defaulting Members shall pay at the Closing one-fifth (1/5) of the purchase price in cash and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the Closing. The unpaid principal balance shall accrue interest at the current applicable U.S. Federal rate as provided in the Code for the month in which the initial payment is made, but the Non-Defaulting Members shall have the right to prepay in full or in part at any time without penalty. The obligation of each purchasing Non-Defaulting Member to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective Non-Defaulting Member. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Non-Defaulting Member. The promissory note executed by each purchasing Non-Defaulting Member shall be secured by a pledge of that portion of the Defaulting Member's Interest purchased by such Non-Defaulting Member.

                      3.4.1.6 CLOSING OF PURCHASE OF DEFAULTING MEMBER'S INTEREST. The Closing for the sale of a Defaulting Member's Interest pursuant to this Section 3.4 shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price. At the Closing, the Defaulting Member or such Defaulting Member's legal representative shall deliver to the electing Non-Defaulting Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Defaulting Member's Interest free and clear of all liens, charges and encumbrances whatsoever, except as permitted by the purchaser thereof. The Defaulting Member or such Defaulting Member's legal representative, the Company and the Non-Defaulting Members shall do all things and execute and deliver all documents as may be necessary or convenient to consummate such sale and purchase in accordance with the terms and provisions of this Agreement. Without limiting the generality of the foregoing, each Defaulting Member hereby appoints each Non-Defaulting Member as its attorney-in-fact and agent, with full power and authority to take all actions and execute and deliver all agreements, deeds, leases, releases, assignments, bills of sale, security instruments and any other document which, in the sole judgment of such Non-Defaulting Member, is necessary or convenient to consummate such sale and purchase.

               3.4.2  FAILURE TO PAY ADDITIONAL CAPITAL CONTRIBUTION.

                      3.4.2.1 FAILURE TO PAY ADDITIONAL CAPITAL CALL NOT APPROVED BY NON-PAYING MEMBER. The provisions of this Section 3.4.2.1 shall apply in the event a Member fails to make an Additional Capital Contribution:
(i) requiring the Approval of Members holding not less than 71% in Percentage Interest as provided in Section 6.4.2.5, if such non-paying Member did not consent to such Additional Capital Contribution, or (ii) not requiring the consent of Members pursuant to Section 6.4.2.5 and (x) not approved by such Member's representative on the Board of Directors if such Member has a representative on the Board of Directors, or (y) if such Member does not have a representative on the Board of Directors. Such a Member shall be referred to in this Section as a "NON-PAYING MEMBER." In such event, the other Members who have made the Additional Capital Contribution (the "PAYING MEMBERS") shall have the right, but not the obligation, subject to the provisions of Section 8.6, to contribute that portion of the Additional Capital Contribution to have been funded by the Non-Paying Member ("MISSING ADDITIONAL CAPITAL") in proportion to the respective Percentage Interests of each electing Paying Member. If any Paying Member elects to contribute none, or less than all of such Paying Member's pro-rata share of the Missing Additional Capital, then the other Paying Members may elect to contribute the remaining portion in proportion to their respective Percentage Interests. If less than all of the Missing Additional Capital is contributed by the Paying Members, one or more new investors, approved as provided in Section 8.4, may be admitted as a Preferred

Member to pay to the Company the remaining Missing Additional Capital. (Such a new Member shall be treated as a Paying Member for purposes of the remainder of this Section 3.4.2.1.) The failure of the Non-Paying Member to make an Additional Capital Contribution under the circumstances specified in this Section shall not constitute an Event of Default under this Agreement, but the Percentage Interests of all Preferred Members shall be adjusted so that each Preferred Member's Percentage Interest (including that of the new Member, if any), shall be determined by multiplying (1) the aggregate Percentage Interests of all of the Preferred Members times (2) a fraction, the numerator of which is the aggregate amount of each Preferred Member's Capital Contributions and the denominator of which is the sum of all Preferred Members' Capital Contributions (including that of the new Member, if any). As used in the preceding sentence, Capital Contributions shall include those portions of Capital Contributions made by a Defaulting Member or a Terminated Member that are credited to the Capital Account Balances of Non-Defaulting Members or Remaining Members following a transfer of part of the Defaulting Member's or Terminated Member's Interest to such Members under clause (ii) of either of Section 3.4.1.4 or Section 10.5. Notwithstanding the foregoing, if the Board of Directors in its reasonable discretion determines that the fair market value of the Company as of the date immediately prior to the requested Additional Capital Contribution is less than total Capital Contributions made to such date, the Preferred Members' Percentage Interests (including that of the new Member, if any), shall be adjusted to reflect a fraction, the numerator of which is (A) the fair market value of the Company multiplied by the Percentage Interest of each Preferred Member as of such date, plus (B) the Additional Capital Contribution made by such Member (if any), and the denominator of which is such fair market value of the Company as of such date plus the total Additional Capital Contributions of all Members (including that of the new Member, if any). The Board of Directors in its reasonable discretion shall determine the fair market value of the Company except that any Director who was elected by a Non-Paying Member shall not vote or otherwise participate in any such determination. Each Member's Capital Account shall be adjusted as provided in Section 3.4. If the failure to make the Additional Capital Contribution is a Dilution Event, each Managing Member's right to receive and obligation to take the output of the Foundry pursuant to the Purchase Agreement and the Future Purchase Agreement shall be adjusted contemporaneously to give effect to the changes in Members' Percentage Interests. If the failure to make the Additional Capital Contribution is not a Dilution Event each Managing Member's right to receive and obligation to take the output of the Foundry pursuant to the Purchase Agreement and Future Purchase Agreement shall not be affected in which case the provisions of Section 8.6 with respect to an increase in the obligations of new Members or Members acquiring an additional Percentage Interest pursuant to such agreements shall not apply. Additionally, a Non-Paying Member shall not be entitled to acquire directly or indirectly any Products of the Company, the production of which has been funded, enabled or otherwise facilitated by such Additional Capital Contribution made by the Paying Members, and the production of which was described in the Additional Capital Contribution Notice.

                      3.4.2.2 DEFAULT FOLLOWING MEMBERS APPROVAL OF ADDITIONAL CAPITAL CONTRIBUTION. This Section 3.4.2.2 shall apply in the event a Member fails to make an Additional Capital Contribution or any installment payment of an Additional Capital Contribution that has been: (i) approved by such Defaulting Member, if the Additional Capital

Contribution is one requiring Approval of Members holding not less than 71% in Percentage Interest as provided in Section 6.4.2.5, or (ii) approved by such Member's representative on the Board of Directors (if such Defaulting Member has a representative on the Board of Directors) if the Additional Capital Contribution is not one requiring Approval of Members holding not less than 71% in Percentage Interest as provided in Section 6.4.2.5. In either circumstance, the Defaulting Member's Membership Interest shall be terminated and the procedures set forth in Sections 3.4.1.1 through 3.4.1.6 inclusive, shall apply.

        3.5 CAPITAL ACCOUNTS. The Capital Accounts of the Members shall be determined and maintained throughout the full term of the Company in accordance with the capital account rules of Section 1.704-1(b)(2)(iv) of the Section 704(b) Regulations (relating to maintenance of capital accounts).

               3.5.1 Each Member shall have a capital account ("CAPITAL ACCOUNT") which shall be credited (increased) by:

                      3.5.1.1 the amount of such Member's cash capital contributions to the Company and the agreed net fair market value of property other than cash contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to have assumed or taken subject to for purposes of Section 752 of the Code);

                      3.5.1.2 the amount of Net Profits and items thereof allocated to it pursuant to Article 5 hereof; and

                      3.5.1.3 any other increase required to be made to the Capital Account of the Member by the Section 704(b) Regulations, to the extent not otherwise provided for herein.

                      3.5.2 Each Member's Capital Account shall be debited (decreased) by:

                      3.5.2.1 the amount of Net Losses and items thereof allocated to such Member pursuant to Article 5 hereof;

                      3.5.2.2 all amounts paid, distributed or deemed distributed to it pursuant to Article 4 hereof, and the fair market value of property distributed to it (in each case, net of liabilities securing such distributed property that such Member is considered to have assumed or taken subject to under Section 752 of the Code); and

                      3.5.2.3 any other reductions in the Capital Account of the Member required by the Section 704(b) Regulations, to the extent not otherwise provided for herein.

               3.5.3 In the discretion of the Board of Directors, the capital accounts may be adjusted to reflect a revaluation of Company property to the extent permitted by the Section 704(b) Regulations in connection with capital contributions to the Company by new or existing Members resulting in a change of Percentage Interests held by the Members, or in connection with distributions by the Company to a retiring or continuing Member as consideration for an Interest in the Company.

        3.6 TRANSACTIONS BETWEEN MEMBERS AND THE COMPANY; COMPANY LOANS AND GUARANTEES.

               3.6.1 TRANSACTIONS BETWEEN MEMBERS AND THE COMPANY. With the written approval of the Board of Directors, and the written consent of Preferred Members with no economic interest in the transaction in question ("DISINTERESTED MEMBERS") holding a majority of the Percentage Interests of Disinterested Members, a Member or an Affiliate of a Member may transact business or contract with the Company so long as the terms of any such transaction are at fair market value and are comparable to those that could be obtained between independent parties negotiating at arm's-length. The representatives of the contracting Member on the Board of Directors shall not be prohibited from participating in the decision made to enter into any such transaction. All Members agree that the terms of the Ancillary Agreements and the Incentive Plans satisfy the standard set forth in this Section 3.6.1, that such documents are deemed to have been approved by the Board of Directors and the Members and that no further action or approval by the Board of Directors or the Members to approve such instruments or transactions is required.

               3.6.2 LOANS TO THE COMPANY. With the approval of the Board of Directors, and the consent of the Members contemplated in Section 6.4.2, a Member may lend money to, act as a surety, guarantor or endorser for, or guarantee or assume one or more specific obligations of, or provide collateral for the Company (collectively, "COMPANY LOANS"), and, subject to applicable law, has the same rights and obligations with respect to any Company Loan as a Person who is not a Member; provided, however, that each Managing Member shall have the option to participate in any such Company Loan pro rata in accordance with such Managing Member's Percentage Interest. Unless otherwise agreed to in writing by the Board of Directors, Company Loans shall not be considered capital contributions or be reflected in the balance of any Capital Account. Each Company Loan shall be a debt due from the Company to the lending Member, shall bear interest at the rate agreed to between such Member and the Company and, except as otherwise expressly provided in this Agreement or agreed between such Member and the Company at the time such funds are advanced, shall be repaid as soon as practicable to such Member.

               3.6.3 PROHIBITION ON LOANS TO MEMBERS. The Company shall not lend money to, act as a surety, guarantor or endorser for, or guaranty or assume any obligations of any Member (other than, with respect to Common Members, such loans as may be approved by the Board of Directors).

               3.6.4 GUARANTEES. To the extent a Member guarantee is required by an institutional lender to the Company, the Board of Directors shall send to each Preferred Member written notice of the required guarantee including a description of the purpose of the loan the Members are being asked to guarantee, a statement of the potential benefits of the loan to the Company and the Members who guarantee the loan and a statement of the potential impact upon each Member pursuant to this Section if such Member does not guarantee the loan (the "GUARANTEE NOTICE"). The Preferred Members agree to provide, to a maximum aggregate amount of US$250 Million, a several guarantee of the Company's debt according to their respective Percentage Interests. If any Preferred Member fails to provide, in whole or in part, a guarantee as specified above, such failure shall not constitute an Event of Default under this Agreement, but the Percentage Interests of the Preferred Members shall be adjusted so that each Preferred Member's Percentage Interest shall be determined by multiplying (1) the aggregate Percentage Interests of all of the Preferred Members times (2) a fraction, the numerator of which represents the aggregate amount of each Preferred Member's Capital Contribution plus any amount such Member guaranteed as provided for above, and the denominator of which represents the sum of all Preferred Members' Capital Contributions (other than Common Members) plus the total amount guaranteed by the Members. In addition, the Unpaid Capital Preference and Capital Account of the Preferred Member who fails to approve in whole or in part a guarantee, as specified above, shall be adjusted in substantially the same manner as Percentage Interests. The Preferred Shares owned by each Preferred Member shall be adjusted accordingly to reflect such adjustments in each Preferred Member's Percentage Interest. As used in the preceding sentence, Capital Contributions shall include those portions of Capital Contributions made by a Defaulting Member or Terminated Member that are credited to the Capital Account Balances of Non-Defaulting Members or Remaining Members following a transfer of part of the Defaulting Member's or Terminated Member's Interest to such Members under clause (ii) of either of Section 3.4.1.4 or Section 10.5. If the failure to guarantee the Company's debt is not a Dilution Event each Member's right to receive and obligation to take the output of the Foundry pursuant to the Purchase Agreement and Future Purchase Agreement shall not be affected. However, if such failure is a Dilution Event, the Members' right to receive and obligation to take the output of the Foundry pursuant to the Purchase Agreement and the Future Purchase Agreement shall be adjusted contemporaneously to reflect the change in Percentage Interests. Additionally, if a Member fails to provide a guarantee as specified above, such Member shall not be entitled to acquire directly or indirectly any Products of the Company, the production of which has been funded, enabled or otherwise facilitated by the proceeds of any Company debt such Member failed to guarantee, the production of which was described in the Guarantee Notice.

        3.7    RIGHTS WITH RESPECT TO CAPITAL.

               3.7.1 CAPITAL. No Member shall have the right to withdraw all or any part of its Capital Contribution. No Member shall have any right to the return of all or any part of its Capital Contribution except through distributions as provided in this Agreement.

               3.7.2 NO INTEREST ON CAPITAL CONTRIBUTIONS. Except as expressly provided in this Agreement, no Capital Contribution of any Member shall bear any interest or otherwise entitle the contributing Member to any compensation for use of the contributed capital.

               3.7.3 DISTRIBUTION IN KIND. Except as provided in Article 19, no Member shall have the right to demand and receive any distribution in any form other than cash, regardless of the nature of its Capital Contribution. No Member shall be compelled to accept a distribution of any asset in kind to the extent that the percentage of the asset distributed to such Member exceeds a percentage of that asset that is equal to the percentage in which such Member shares in distributions from the Company.

                                    ARTICLE 4
                                  DISTRIBUTIONS

        4.1 CASH AVAILABLE FOR DISTRIBUTION. Cash Available for Distribution shall be distributed to the Members in accordance with the following:

               4.1.1 DETERMINATION. The Company shall distribute, from time to time, pursuant to Sections 4.1.3, 4.2 and 4.3 as determined by the Board of Directors and approved by the Members as provided in Section 6.4.2, Cash Available For Distribution, if any, to the Members as provided in this Article 4.

               4.1.2 DEFINITION OF CASH AVAILABLE FOR DISTRIBUTION. For purposes of this Agreement, "Cash Available For Distribution" means the cash available for distribution to Members after giving effect to the following: (i) projected cash available from operations of the Company as determined by the Board of Directors; (ii) cash on hand of the Company; (iii) a prudent level of reserves for the Company, as determined by the Board of Directors; (iv) projected cash needed for operations of the Company including for payment of debt and for future Special Tax Distributions to Members, as such are determined by the Board of Directors; and ( v) the anticipated total project costs for any new foundry to be developed by the Company or retrofit of the Foundry which have been approved by the Members in accordance with Section 6.4.2.

               4.1.3 FINAL SALE. Notwithstanding the foregoing provisions, all distributions and proceeds resulting from a final sale or other event causing a dissolution of the Company shall be applied in the manner set forth in Section
11.4 and not in the manner set forth in this Section 4.1.

        4.2 TAX DISTRIBUTIONS. For each Fiscal Year, the Company shall distribute to its Members in accordance with the amount of Net Profit allocated to them in such Fiscal Year and to the extent available from the cash resources of the Company (including borrowings), before calculation of Cash Available for Distribution, within ninety (90) days after the end of each Fiscal Year (a "SPECIAL TAX DISTRIBUTION"), an aggregate amount of cash equal to the excess of
(i) the product of (A) the Company's aggregate amount of Net Profit for the Fiscal Year determined for this purpose only without regard to the adjustments set forth in clauses (iii) and (iv) of Section 1.1.52 and (B) the highest applicable composite marginal rate borne by any Initial Member for U.S. Federal, state and local taxes for such Fiscal Year over (ii) the aggregate net cash distributions previously made to the Members with respect to such Fiscal Year pursuant to this Section 4.2. All amounts withheld under Section 4.4 shall be deemed to be distributions to the respective Members for purposes of this
Section 4.2.

        4.3 DISCRETIONARY DISTRIBUTIONS The Board of Directors, following the approval of the Members pursuant to Section 6.4.2, may make additional distributions ("DISCRETIONARY DISTRIBUTIONS") of Cash Available for Distribution (as defined in Section 4.1.2) as it deems appropriate at any time prior to the commencement of the liquidation of the Company.

               4.3.1 REDUCTION OF UNPAID CAPITAL PREFERENCE. All Discretionary Distributions shall be made solely to the Preferred Members in proportion to their respective Unpaid Capital Preferences at the time of distribution until each Preferred Member's Unpaid Capital Preference equals zero.

               4.3.2 RESIDUAL DISTRIBUTIONS. The balance, if any, of any Discretionary Distributions shall be made to the Members pro rata in accordance with their respective Percentage Interests.

        4.4 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated for all purposes under this Agreement as amounts distributed to the Members pursuant to this Article 4. The Board of Directors is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any U.S. Federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. Federal, state or local law and shall allocate such amounts to the Members with respect to which such amount was withheld.

                                    ARTICLE 5
                        ALLOCATION OF PROFITS AND LOSSES

        5.1 ALLOCATION OF NET PROFIT AND LOSS. In each fiscal period Net Profit and Net Loss of the Company shall be allocated among the Members (consistent with and subject to the rules stated in Exhibit G) as follows:

               5.1.1  NET LOSS.

                      5.1.1.1. Net Loss shall be allocated first, to each Member with a positive Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Loss to be allocated is less than the sum of the Capital Account balances of all Members having positive Capital Account balances, then the Net Loss shall be allocated to the Members in such proportions and in such amounts as would result in the Capital Account balance of each Member equaling, as nearly as possible, the amount such Member would be distributed if the Company (i) sold all of its assets at their respective adjusted tax bases (or, if different, their book values as determined pursuant to Treasury Regulation Section 1.704-1(b)(2)), (ii) paid all of its liabilities in accordance with their terms and (iii) distributed the balance of the proceeds from such sale in accordance with Section 4.3 hereof; and

                      5.1.1.2 Thereafter, Net Loss shall be allocated among the Members in proportion to their respective Percentage Interests.

               5.1.2  NET PROFIT.

                      5.1.2.1 Net Profit shall be allocated first, to any Members having negative Capital Account balances, in proportion to and to the extent of such negative balances.

                      5.1.2.2 Thereafter, Net Profit shall be allocated to the Members in such proportions and in such amounts as would result in the Capital Account balance of each Member equaling, as nearly as possible, the amount such Member would be distributed if the Company (i) sold all of its assets at their respective adjusted tax bases (or, if different, their book values as determined pursuant to Treasury Regulation Section 1.704-1(b)(2)), (ii) paid all of its liabilities in accordance with their terms and (iii) distributed the balance of the proceeds from such sale in accordance with Section 4.3 hereof.

               5.1.3 CAPITAL ACCOUNT ADJUSTMENTS. Adjustments to the Capital Accounts pursuant to Sections 3.5.1.3 and 3.5.2.3 shall be allocated among the Capital Accounts of the Partners in the same manner as Net Profit and Net Loss.

        5.2 RESIDUAL ALLOCATIONS. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profit or Net Losses, as the case may be, for the Fiscal Year, consistent with the rules stated in Exhibit G.

        5.3    OTHER ALLOCATION RULES.

               5.3.1 The Members are aware of the income tax consequences of the allocations made by this Article 5 and agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

               5.3.2 For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code
Section 706 and the Regulations thereunder.

        5.4    TAX ALLOCATIONS.

               5.4.1 Except as otherwise provided in this Section 5.4, for income tax purposes each item of income, gain, loss and deduction (collectively, "TAX ITEMS") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 5.1 - 5.2.

               5.4.2 Notwithstanding Section 5.4.1, Tax Items with respect to Property that is contributed to the Company by a Member shall be shared among the Members for income tax purposes in accordance with the "traditional method" pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the book and tax basis of the Property contributed to the Company.

               5.4.3 Any elections or other decisions relating to such allocations shall be made by the Directors in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
Section 5.4 are solely for purposes of U.S. Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provisions of this Agreement.

                                    ARTICLE 6
                            MANAGEMENT OF THE COMPANY

        6.1 MANAGEMENT BY DIRECTORS. Subject to the provisions of the Certificate of Formation and this Agreement relating to actions required to be approved by the Members, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Managing Members who shall act through their designated representatives as the Board of Directors ("BOARD OF DIRECTORS"). Subject to the foregoing, the Members are the "MANAGERS" of the Company as such term is defined under the Act. Notwithstanding Section 18402 of the Act, the powers of the Members and the Board of Directors to bind the Company are as set forth in this Agreement.

        6.2 NUMBER AND DESIGNATION OF DIRECTORS; OBSERVER OF THIRD PARTY INVESTORS.

               6.2.1 BOARD OF DIRECTORS. The Company shall have a board of seven
(7) directors ("DIRECTORS"). TSMC shall designate four (4) of the Directors, one
(1) of whom shall be voting and three (3) of whom shall be non-voting. Each of Altera, ADI and ISSI shall designate one (1) voting Director. Each Director shall serve at the pleasure of the Member who designated such Director. Only the Member who originally designated a Director may remove such Director, except that one or more Members holding a Majority in Interest may remove any Director appointed by a Terminated Member. Any Director may resign upon written notice to the Member who designated such Director. The resignation shall take effect upon receipt of such notice, or at such later time as shall be specified in such notice. Any vacancy occurring for any reason in the number of Directors shall be filled by the Member who originally designated the Director whose position has become vacant.

               6.2.2 OBSERVER. The Third Party Investors may from time to time designate one representative, approved by TSMC, who shall serve in an advisory capacity to the Board of Directors, with no other rights, duties or authority (the "OBSERVER"). TSMC may revoke its approval of a designated Observer at any time, following which the Third Party Investors shall select an alternative Observer approved by TSMC. The Observer shall be entitled to attend such meetings of the Board of Directors as he is invited by the Board of Directors to attend, and to receive all materials distributed to the Directors for such meetings. The initial Observer shall be Mr. Quintin Wu.

        6.3    MEETINGS OF DIRECTORS.

               6.3.1 MEETINGS. Meetings of the Directors shall be held at least once each calendar quarter and may be called by the Chairman/Chief Executive Officer ("CEO") of the Company. All meetings shall be held upon seven (7) days notice by mail or four (4) days notice (or upon such shorter notice period if necessary under the circumstances) delivered personally or by telephone, e-mail or facsimile. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Directors who are not present at the time of the adjournment. Meetings of the Directors may be held at any place which has been designated in the notice of the meeting or at such place as may be approved by the Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting.

               6.3.2 QUORUM; ACTION OF THE DIRECTORS. Directors elected by one or more Members holding a Majority in Interest, present at a meeting shall constitute a quorum of Directors for the transaction of business. Every action or resolution done or made by Directors holding a majority of the Director Votes (as defined below) at a meeting at which a quorum is present is the action of the Directors. Each voting Director shall hold the same number of votes as the Percentage Interest held by the Member who designated such Director ("DIRECTOR VOTES"). If the voting Director of TSMC shall not be present at a meeting, such voting Director may delegate in writing such Director's voting authority to one of the non-voting Directors nominated by TSMC. TSMC shall designate which of its Director nominees shall be its voting Director.

               6.3.3 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Directors may be taken by the Directors without a meeting, if Directors holding all Director Votes consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

        6.4    POWERS OF DIRECTORS.

               6.4.1 POWERS OF DIRECTORS. Without limiting the generality of
Section 6.1, but subject to Sections 3.6, 6.4.2 and 6.4.3, and to any express limitations set forth elsewhere in this Agreement, the Board of Directors shall have all powers necessary or convenient to manage and carry out the purposes, business, property and affairs of the Company, including, without limitation, the power to:

                      6.4.1.1 approve the annual budget;

                      6.4.1.2 provide for capital increase and capacity expansion of the Company;

                      6.4.1.3 sell, transfer, mortgage or dispose of property of the Company;

                      6.4.1.4 borrow, guarantee or incur long term debt;

                      6.4.1.5 amend the Certificate of Formation of the Company or this Agreement;

                      6.4.1.6 voluntarily dissolve the Company or merge the Company with another entity;

                      6.4.1.7 dissolve, liquidate, wind up, reorganize the Company, or any similar action; or

                      6.4.1.8 convert or exchange the Interests of the Members into or for, as the case may be, an interest in the Delaware Corporation as contemplated in Article 14.

Subject to applicable laws and regulations, all actions of the Board of Directors shall be taken as provided in Section 6.3.2 and 6.3.3.

               6.4.2 LIMITATIONS ON RIGHTS AND POWERS; APPROVAL OF MEMBERS HOLDING NOT LESS THAN 71% IN PERCENTAGE INTEREST. In addition to any affirmative vote of the Board of Directors or Members otherwise required by law or this Agreement, each of the following actions shall require the Approval of Members holding not less than 71% in Percentage Interest:

                      6.4.2.1 borrow, guarantee or incur long term debt in any way greater than the amount of US $25 Million in the aggregate;

                      6.4.2.2 determine that a Member or an Affiliate of a Member is a Prohibited Person;

                      6.4.2.3 convert or exchange the Interest of the Members into or for, as the case may be, an interest in the Delaware Corporation if such conversion or exchange does not occur contemporaneously with an IPO of the Delaware Corporation;

                      6.4.2.4 reduce the Company's capital;

                      6.4.2.5 authorize or call for any Additional Capital Contribution in an amount exceeding 15% of the Total Initial Capital Contribution as set forth on Exhibit A hereto;

                      6.4.2.6 determine if Cash Available For Distribution exists to be distributed to the Members;

                      6.4.2.7 engage legal counsel to the Company or engage certified public accountants to audit and certify the financial statements of the Company;

                      6.4.2.8 construct another foundry or retrofit the Foundry;

                      6.4.2.9 create any Incentive Plan, except for the Senior Executive Incentive Plan and Employee Incentive Plan provided for in Article 12, or amend an Incentive Plan in any manner that increases the maximum aggregate awards thereunder;

                      6.4.2.10 make any material change or amendment to the Business Plan including, but not limited to, the capacity ramp up schedule incorporated therein; or

                      6.4.2.11 admit any new Member other than a participant in an Incentive Plan.

               6.4.3 LIMITATIONS ON RIGHTS AND POWERS; APPROVAL OF MEMBERS HOLDING NOT LESS THAN 87% IN PERCENTAGE INTEREST. In addition to any affirmative vote of the Board of Directors or Members otherwise required by law or this Agreement, each of the following actions shall require, in addition to the approval of the Board of Directors, the Approval of Members holding not less than 87% in Percentage Interest:

                      6.4.3.1 Except for any action taken pursuant to Section 6.4.2.8, discontinue a material part of, add materially to or materially change the business of the Company as it is described in Section 2.6.1;

                      6.4.3.2 Transfer in a single transaction or in a series of related transactions, all or substantially all of the Company's business and assets;

                      6.4.3.3 subject to Article 16, amend, restate or alter the Certificate of Formation or this Agreement (other than an Incentive Plan or the Business Plan, which may be changed or amended as contemplated in Section
6.4.2.9 or 6.4.2.10, respectively);

                      6.4.3.4 merge or consolidate the Company, other than as provided in Article 14; or

                      6.4.3.5 dissolve, liquidate, place into bankruptcy, wind up or reorganize the Company or any similar event, if such action does not occur contemporaneously with an IPO of the Delaware Corporation.

        6.5 ANNUAL INFORMATIONAL MEETING OF MEMBERS. The Members shall hold an annual informational meeting concerning the affairs of the Company. All Members of the Company shall be entitled to attend the annual informational meeting. The annual informational meeting shall be held in the first quarter of each year with the exact time and date of the meeting to be determined by the Chairman/CEO. Notice of the annual informational meeting shall be given to all Members at least ten (10) days before the scheduled meeting. At such meeting, the Members may take any action that pursuant to this Agreement, would otherwise be taken by written consent.

        6.6 COMPENSATION COMMITTEE. The Board of Directors shall appoint a Compensation Committee composed of the Directors designated by Altera and ADI and the voting Director designated by TSMC pursuant to Section 6.2.1. The Compensation Committee shall serve in an advisory capacity only to the Board of Directors and may make non-binding recommendations to the Board of Directors regarding the compensation of employees of the Company and the administration of any Incentive Plan.

        6.7 EXPENSE REIMBURSEMENT. The Company shall reimburse the Members for any expenses paid by them that properly are to be borne by the Company, as approved from time to time by the Board of Directors.

        6.8 INSURANCE. The Company shall maintain adequate types and amounts of insurance as determined from time to time by the Board of Directors including worker's compensation, comprehensive general liability, product liability, and fire and extended coverage, considering the risks of conducting the Company's business and the replacement value of the Project.

        6.9    OFFICERS.

               6.9.1 APPOINTMENT OF OFFICERS. The Officers of the Company shall include a Chairman/CEO, a Vice Chairman, a President/Chief Operating Officer ("COO"), one or more Vice Presidents, a Secretary, and a Chief Financial Officer, each of whom shall be appointed by the Board of Directors. If deemed necessary by the Board of Directors, the Company shall have such additional Officers as the Board of Directors may from time to time approve. The Officers shall serve at the pleasure or the Directors, subject to all rights, if any, of an Officer under any contract of employment with the Company. Any individual may hold any number of offices. A Member's officers, directors, members or employees, as the case may be, may serve as Officers of the Company if elected by the Directors. The Officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Directors. Notwithstanding the foregoing, no Officer shall have the power or authority to implement any of the matters specifically enumerated in
Section 6.4.1, without the explicit approval of the Board of Directors.

               6.9.2 REMOVAL, RESIGNATION AND FILLING OF VACANCY OF OFFICERS. Any Officer may be removed, either with or without cause, by the Directors at any time. Any Officer may resign at any time by giving written notice to the Directors. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice, and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which such Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

               6.9.3 DUTIES AND POWERS OF THE CHAIRMAN/CEO. The Chairman/CEO shall be the chief executive officer of the Company and, if present, shall preside at all meetings of the Members and at all meetings of the Directors. The Chairman/CEO shall have the general powers and duties of management usually vested in the office of chief executive officer of a Delaware general corporation and shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Members and Directors are carried into effect. The Chairman/CEO shall have such other duties and responsibilities as may be assigned to the Chairman/CEO by the Board of Directors and which he shall accept.

               6.9.4 DUTIES AND POWERS OF THE VICE CHAIRMAN. The Vice Chairman shall in the absence or disability of the Chairman/CEO perform the duties and exercise the powers of the Chairman/CEO and shall perform such other duties and have such other powers as the Directors by resolution may from time to time determine.

               6.9.5 DUTIES AND POWERS OF THE PRESIDENT/COO. Subject to such supervisory powers, if any, as may be assigned by the Directors to the Chairman/CEO and Vice Chairman, the President/COO shall assist the Chairman/CEO and Vice Chairman with the general and active management of the business of the Company. The President/COO shall have authority to execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the unanimous action of the Directors to some other officer or agent of the Company. The President/COO shall perform such other duties and have such other powers as the Directors by resolution may from time to time determine.

               6.9.6 DUTIES AND POWERS OF VICE-PRESIDENT. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by a resolution of the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Directors by resolution may from time to time determine.

               6.9.7  DUTIES AND POWERS OF SECRETARY.

                      6.9.7.1 The Secretary shall attend all meetings of the Directors and all meetings of the Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and all meetings of the Directors and shall perform such other duties as may be determined by the Directors. The Secretary shall have custody of the seal, if any, and the Secretary shall have authority to affix the same to any instrument requiting it, and when so affixed, it may be attested by the Secretary's signature. The Directors may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his or her signature.

                      6.9.7.2 The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by resolution of the Directors, a register, or a duplicate register, showing the names of all Members and their addresses and their Percentage Interests. The Secretary shall also keep all documents described in Section 9.1 and such other documents as may be required under the Act. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Directors. The Secretary shall have the general duties, powers and responsibilities of a secretary of a Delaware general corporation.

               6.9.8  DUTIES AND POWERS OF CHIEF FINANCIAL OFFICER.

                      6.9.8.1 The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, Membership Interests and Economic Interests. The books of account shall at all reasonable times be open to inspection by any Director.

                      6.9.8.2 The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Directors.

                      6.9.8.3 The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Directors, taking proper vouchers for such disbursements, and shall render to the CEO and the Directors, at their regular meetings, or when Members so require, at a meeting of the Members an account of all his or her transactions as treasurer and of the financial condition of the Company.

                      6.9.8.4 The Chief Financial Officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the Directors. The Chief Financial Officer shall have the general duties, powers and responsibility of a Chief Financial Officer of a Delaware general corporation, and shall be the chief financial and accounting officer of the Company.

        6.10 MEMBER CONSENTS. Except for actions approved by unanimous written consent of all Preferred Members, no action requiring written consent of the Preferred Members shall become effective until five (5) Business Days after all Preferred Members have been notified of such action in accordance with Section 23.3.

        6.11 BEST INTEREST OF THE COMPANY. In managing the affairs of the Company the Members and the Board of Directors will take into account, among other things, the best interests of the Company and the best interests of the Members as a whole, and will endeavor not to take any action prejudicial to any Member unless, in the sole determination of the Board of Directors, such action is in the best interests of the Company or the best interests of the Members as a whole.

                                    ARTICLE 7
                      MEMBER REPRESENTATIONS AND WARRANTIES

        7.1 NATURE OF MEMBER'S INTEREST. The Interest of each Member constitutes personal property of such Member. No Member has any interest in the Property.

        7.2 MEMBER REPRESENTATIONS AND WARRANTIES.

               7.2.1 POWER AND AUTHORITY. Each Member (other than natural persons) represents and warrants that such Member has full corporate power and authority to enter into this Agreement and to consummate and perform the transactions contemplated hereby. Each Member (other than natural persons) further represents and warrants that this Agreement has been duly authorized by it.

               7.2.2 GOOD STANDING. Each Member (other than natural persons) represents and warrants that it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

               7.2.3 EXECUTION. Each Member represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or violate its charter documents or any law, rule, regulation, court order, contract, agreement, judgment or decree binding upon or applicable to such Member or by which the property of such Member is bound or affected in a manner that would materially and adversely affect such Member's performance hereunder and thereunder.

               7.2.4  INVESTMENT REPRESENTATIONS.

                      7.2.4.1 KNOWLEDGE. Each Member (other than Participants in the Incentive Plans) represents and warrants that such Member (i) has such knowledge, skill and experience in business and financial matters, that such Member is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for such Member, (ii) has sufficient net worth to sustain a loss of all such Member's interest in the Company without economic hardship if such a loss should occur and can bear the economic risk of such Member's investment in the Company, (iii) understands that an investment in the Company involves a considerable degree of risk of loss by such Member,
(iv) has reviewed this Agreement and each of the Ancillary Agreements and has received such other documents and information as such Member has requested and has had an opportunity to ask questions of and receive satisfactory answers from the Company concerning the terms and conditions of the investment contemplated under this Agreement, and based thereon believes that such Member can make an informed investment decision, and (v) (if not a natural person) was not formed for the specific purpose of making an investment in the Company.

                      7.2.4.2 INVESTMENT INTENT. Each Member represents and warrants that such Member is acquiring such Member's Interest for investment for such Member's own account and not with a view to, or for resale in connection with, any distribution thereof, subject, nevertheless, to the condition that, except as otherwise provided herein, the disposition of the property of each Member shall at all times be within such Member's control. By execution of this Agreement, each Member represents and warrants that, except as otherwise permitted by this Agreement, such Member has no agreement, contract, or understanding with any person or entity to sell, transfer, or grant rights in any of such Member's Interest.

               7.2.5 SECURITIES LAWS. EACH MEMBER REPRESENTS AND WARRANTS THAT SUCH MEMBER UNDERSTANDS THAT SUCH MEMBER'S INTEREST HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAWS BY REASON OF CERTAIN EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF WHICH DEPEND UPON, AMONG OTHER THINGS, THE BONA FIDE NATURE OF SUCH MEMBER'S REPRESENTATIONS AND INVESTMENT INTENT AS EXPRESSED HEREIN, AND UNDERSTANDS THAT NO PUBLIC MARKET NOW EXISTS, OR MAY EVER EXIST, FOR THE INTERESTS.

               7.2.6 STATEMENTS IN BUSINESS PLAN. EACH MEMBER REPRESENTS AND WARRANTS THAT SUCH MEMBER UNDERSTANDS THAT THE STATEMENTS CONTAINED IN THE BUSINESS PLAN THAT ARE NOT HISTORICAL STATEMENTS ARE FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE RISK THAT ACTUAL RESULTS OF OPERATIONS MAY NOT MATCH THOSE PRESENTED THEREIN.

               7.2.7 ACCREDITED INVESTOR. Each Initial Member represents and warrants that it is an institutional investor or accredited investor meeting the standards of sophistication normally expected of an investor in a transaction exempt from the registration provisions of the United States Securities Act of 1933, as amended, under Section 4(2) thereof or as defined in Regulation D promulgated thereunder, with respect to the purchase of the Interests.

               7.2.8 NO COMMISSIONS. Each Member represents and warrants that no person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any other party hereto for any commission, fee or other compensation as a finder or broker because of any act or omission by such Member or any agent of such Member. Each Member agrees to indemnify and hold the Company and each other party hereto harmless against any and all costs and liabilities as a result of any such claim arising from any such act or omission by such Member.

                                    ARTICLE 8
                   RESTRICTIONS ON TRANSFER; PREEMPTIVE RIGHT;
                ADMISSION OF NEW MEMBERS; RIGHT OF FIRST REFUSAL

        8.1    RESTRICTIONS ON TRANSFER.

               8.1.1 NO TRANSFER WITHOUT CONSENT. Until the fifth anniversary of the Effective Date, except with the prior unanimous consent of the Preferred Members or as provided in Sections 3.4.1, 3.4.2.2, 8.1.2, or 10.3 through 10.7, inclusive, no Preferred Member may sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way ("TRANSFER") all or any portion of such Member's Interest. In addition, the Transfer of Common Shares by a Participant in an Incentive Plan shall be subject to the restrictions provided in such Incentive Plan. As used in this Agreement, a Transfer shall not include a reincorporation or merger not entered into for the purpose of, and not having the effect of, changing or influencing the control of such Member. From and after the fifth anniversary of the Effective Date, no Member may Transfer all or any portion of such Member's Interest except (i) with the prior written consent of other Preferred Members holding not less than a majority of the Percentage Interests held by such other Preferred Members and (ii) in compliance with
Section 8.5. This Section 8.1.1 shall not apply to a Transfer by a Member to its wholly-owned subsidiary, or to a Transfer pursuant to Section 14.1.

               8.1.2 TRANSFER FOLLOWING APPROVAL OF NEW FOUNDRY. Notwithstanding the provisions of Section 8.1.1, a Preferred Member may Transfer such Member's Interest if (i) such Transfer follows the approval of the construction of a new foundry by the Company by the Board of Directors and the Preferred Members as provided in Section 6.4.2.8 and the Preferred Member proposing to Transfer its Interest did not consent to the construction of such new foundry by the Company, and (ii) the provisions of Section 8.5 have been complied with. A Transfer pursuant to this Section 8.1.2 shall be limited to a Preferred Member's Economic Interest if the Board of Directors of the Company in its reasonable discretion determines that a Transfer of the Preferred Member's Membership Interest will jeopardize the Company's treatment as a partnership for federal or state tax purposes.

               8.1.3 NO TRANSFER TO COMPETITOR. Without the prior unanimous written consent of the Managing Members, no Transfer may be made by a Member of such Member's Interest to a Prohibited Person.

               8.1.4 TRANSFER IN VIOLATION VOID. Any attempted Transfer not permitted hereunder shall be null and void ab initio. If, notwithstanding the foregoing, a Transfer not permitted hereunder is determined by a court of competent jurisdiction to be valid, any transferee taking pursuant thereto shall receive only the Economic Interest of the transferring

Member. Any Member who Transfers or purports or attempts to Transfer an Interest in violation of Section 8.1 shall promptly pay over and be liable to the non-breaching Members, according to their respective Percentage Interests, for the total transfer price of such Interest, received and to be received, in addition to, and not in lieu of, any other right or remedy which the non-breaching Members may have, at law or in equity, or pursuant to Article 10, all subject to Article 21.

        8.2 GENERAL TRANSFER PROVISIONS. Notwithstanding any other provisions of this Agreement:

               8.2.1 NO VIOLATION OF LAW. No portion of, or interest in, an Interest may be the subject of a Transfer without assurances to the Company that are satisfactory to non-transferring Preferred Members that the proposed Transfer does not violate any law applicable to the Company. The nontransferring Preferred Members may, among other things, require (i) a written opinion addressed to the Company, in form and substance satisfactory to the non-transferring Preferred Members, of legal counsel acceptable to the non-transferring Preferred Members, to the effect that the proposed Transfer is exempt from registration under the Securities Act of 1933, as amended (or a "no action" letter from the staff of the Securities and Exchange Commission satisfactory to the non-transferring Preferred Members, to the effect that such Transfer is exempt from such registration); (ii) registration under applicable state securities laws or a written opinion addressed to the Company, in form and substance satisfactory to the non-transferring Preferred Members, of legal counsel acceptable to the Company, to the effect that such Transfer is exempt under applicable state securities laws; (iii) a written opinion addressed to the Company, in form and substance satisfactory to the non-transferring Preferred Members, of legal counsel acceptable to the non-transferring Preferred Members, to the effect that any such contemplated Transfer will not require the Company to register under the Investment Company Act of 1940, require that the Company or any Member register as an investment adviser under the Investment Advisers Act of 1940, or cause the Company to lose its partnership status for U.S. Federal income tax purposes; and (iv) representations and warranties concerning the facts and circumstances establishing the basis for the availability of exemptions from registration under the Securities Act of 1933, the Investment Company Act of 1940, the Investment Advisers Act of 1940, and other reasonable assurances relating to any other applicable laws, from the proposed substituted or proposed transferee Member.

               8.2.2 TRANSFEREE TO BE BOUND BY THIS AGREEMENT. In addition to any other requirements contained in this Agreement pertaining to a Transfer of Interests, as a condition precedent to any Transfer, the prospective transferee shall, for the express benefit of the Company and each non-transferring Member, agree to be bound by all of the terms of this Agreement and to make such reasonable representations and warranties as the Preferred Members may request.

               8.2.3 DELAY IN TRANSFER. Except as may occur upon conversion of the Company or upon transfers of Interest to a corporation pursuant to Section 14.1, if, in the determination of the non-transferring Preferred Members, a proposed Transfer would, alone or in conjunction with one or more other Transfers cause the Company to lose its partnership status or terminate its partnership existence for U.S. Federal income tax purposes, such Transfer (if otherwise permitted) shall be delayed in whole or in part until the earliest time as determined by the non-transferring Preferred Members that such Transfer may occur without causing the Company to lose its partnership status or to terminate for U.S. Federal income tax purposes. If at any time more than one Transfer is being delayed under this Section 8.2.3, such Transfers shall be made in the order in which the Company received written notice of the proposed Transfers under this Section.

               8.2.4 LIABILITY OF TRANSFEROR. Except as may occur upon conversion of the Company or upon Transfers of Interest to a corporation pursuant to Section 14.1, any Member who voluntarily Transfers or attempts to Transfer any portion of or interest in its Interest, if such a Transfer causes or would cause the Company to lose its partnership status or terminate its partnership existence for U.S. Federal income tax purposes, shall be liable to the Company and promptly shall pay for any incremental costs, taxes, fines, penalties, damages or losses which may be due from the Company or the Members or suffered by the Company or the Members, including costs of enforcement of the Company's power to void or otherwise prohibit such Transfer or attempted Transfer.

               8.2.5 NO RELEASE. No Transfer of all or any portion of, or interest in, an Interest, whether or not in compliance with this Article 8 and even if it results in the substitution of the transferee as a new Member, shall release the transferor from those liabilities to the Company which survive such Transfer.

        8.3    PREEMPTIVE RIGHTS.

               8.3.1 PREEMPTIVE RIGHT. Subject to Section 8.6, if the Company shall propose to issue, sell or distribute any Membership Interest or any option, warrant or right to acquire, or any security convertible into or exchangeable for any of the foregoing, each Preferred Member shall, subject to the provisions of Section 8.6, have a right of first refusal to participate in such issuance, sale or distribution on a pro rata basis in accordance with the respective Percentage Interest held by each Preferred Member so that following such issuance, sale or distribution each Preferred Member would acquire or have the right to acquire, if each Preferred Member had elected to acquire such Preferred Member's pro rata portion, the same Percentage Interest in the Company as each Preferred Member had by reasons of such Preferred Member's Percentage Interest prior to such issuance, sale or distribution.

               8.3.2 PROCEDURE. The Company shall provide each Preferred Member with notice of any such proposed issuance which notice shall specify the nature of the proposed issuance, the consideration to be received therefor, the identity of the proposed purchaser, and the terms upon which such issuance shall be undertaken. Each Preferred Member shall have the right to elect to purchase from the Company a portion of the Interest referred to in the notice at the same price and on the same terms as specified in the notice for a period of sixty
(60) days after the giving of the notice but not thereafter. A Preferred Member shall exercise this right by delivering in writing to the Company notice of such Preferred Member's intent to purchase such Preferred Member's pro rata share along with the purchase price therefore. If any Preferred Member shall elect to purchase none, or less than all of the offered Interest, the other Preferred

Members shall have the right to purchase the pro rata share of the Preferred Member who has declined to purchase the offered Interest, according to each purchasing Preferred Member's pro rata share of such Interest, for a successive period of thirty (30) days thereafter. All or any portion of the Interest not so purchased may be issued as specified in the notice within a period of forty-five
(45) days after the expiration of such ninety (90) day period specified above.

               8.3.3 LIMITATION. Notwithstanding the foregoing, the provisions of this Section 8.3 shall not apply to any of the following: (i) any issuance, sale or distribution in connection with the conversion of each Member's Interest in the Company to an interest in the Delaware Corporation as provided for in
Article 14, (ii) the transactions contemplated by Sections 3.4.1, 3.4.2, 3.6.4 or 10.5, or (iii) the sale, issuance or grant of any Shares, options, warrants or other rights to Officers, Directors or employees of the Company pursuant to any Incentive Plan.

        8.4 ADMISSION OF NEW MEMBERS. A new Member may be admitted to the Company only if Section 8.3 has been complied with and upon the Approval of Members holding not less than 71% in Percentage Interest (without consideration of the Percentage Interest of any Defaulting Member, Selling Member, Terminated Member or Non-Paying Member). Prior to any new Member acquiring the Interest of a Managing Member, the Managing Member proposing to Transfer its Interest shall disclose to the other Preferred Members, whether it is proposed that the new Member shall, following the Transfer, designate such Managing Member's representative on the Board of Directors, and hold the decision making authority of the Managing Member for decisions which pursuant to this Agreement require the consent of the Managing Members. Any Transfer approved pursuant to the first sentence of this Section shall then be an approval of the Transfer of the rights specified in the disclosure notice.

               8.4.1 CAPITAL CONTRIBUTION. The type and amount of Capital Contribution which must be made by a new Member shall be determined by the Approval of Members holding not less than 71% in Percentage Interest (without consideration of the Percentage Interest of any Defaulting Member, Selling Member, Terminated Member or Non-Paying Member).

               8.4.2 TIME OF ADMISSION. A new Member shall not be deemed admitted into the Company until the Capital Contribution required of such Person shall have been made and such Person has become a party to this Agreement.

               8.4.3 ADJUSTMENT OF INTERESTS. Upon admission of a new Member, the Percentage Interests of all previously existing Members shall be adjusted to reflect the addition of such new Member and such new Member's Capital Contribution.

        8.5    RIGHT OF FIRST REFUSAL.

               8.5.1 If any Preferred Member ("SELLING MEMBER") intends to Transfer its Interest or any part thereof (the "OFFERED INTEREST") (except to a wholly-owned subsidiary), it shall notify the Company and the other Preferred Members of its intention to do so ("OFFERING

NOTICE"). The Offering Notice shall specify the nature of the Transfer, the consideration to be received therefor, the identity of the proposed purchaser (or lender, as the case may be), and the terms upon which such Member intends to undertake such Transfer. Within thirty (30) days after receipt of the Offering Notice, the Preferred Members other than the Selling Member shall have the right, but not the obligation, subject to Section 8.6, to elect to purchase from the Selling Member a portion of the Offered Interest referred to in the Offering Notice at the same price and on the same terms as specified in the Offering Notice for a period of thirty (30) days after the giving of the Offering Notice (or make the loan, if the same involves an encumbrance, hypothecation or mortgage, upon the same terms on which said loan was to be made therefor) by delivering in writing to the Company an offer to purchase (or loan) a portion of the Offered Interest of the Selling Member. Each Preferred Member so electing to purchase shall be entitled to purchase a portion of such Offered Interest in the same proportion that such Preferred Member's Percentage Interest bears to the aggregate of the Percentage Interests of all of the Preferred Members electing to purchase the Offered Interest. In the event any Preferred Member elects to purchase less than all of such Preferred Member's pro rata share of such Offered Interest ("SHORTFALL"), subject to Section 8.6, the other Preferred Members may elect to purchase their pro rata share of the Shortfall. Within sixty (60) days after the election notice of the Preferred Members who so elect, the purchase shall be consummated on the terms and conditions set forth in the Offering Notice of the Selling Member (or if the same involves a mortgage, encumbrance or other hypothecation, the loan shall be consummated upon the terms and conditions of the loan set forth in the Offering Notice).

               8.5.2 If none of the other Preferred Members elect to purchase the Offered Interest (or elect to make the loan specified), or the election is made for less than all of the Offered Interest, then the Selling Member, subject to Section 8.6, within thirty (30) days after the expiration of said sixty (60) day period, may undertake and complete the Transfer to any Person the identity of which was disclosed in the Offering Notice for that portion of the Offered Interest not undertaken to be purchased by the other Preferred Members provided, however, that the proposed transferee has been approved by the other Preferred Members as specified in Sections 8.1.1, 8.1.3, and 8.4, as such Sections may be applicable to the Transfer, and the provisions of Section 8.6 have been complied with. The Transfer shall not be undertaken at a lower price or upon more favorable terms than specified in the Offering Notice. If the Selling Member does not then consummate the original proposed Transfer within ninety (90) days after the date of the Offering Notice, or within the time scheduled for closing by the purchasing person, firm or corporation, whichever is later, then all restrictions of this Section shall apply as though no Offering Notice had been given.

        8.6 SPECIAL TRANSFER PROVISION. Any Managing-Member who elects pursuant to Sections 3.4, 8.1, 8.5 or 10.3 of this Agreement to acquire an additional Interest in the Company (which Interest was previously held by or was to be held by a Managing Member) shall at the time such Member's Percentage Interest is increased also have an increase in such Member's rights and obligations to purchase the output of the Foundry pursuant to the Purchase Agreement or Future Purchase Agreement corresponding to the additional Percentage Interest being acquired. Any New Buyer which acquires pursuant to Section 3.4, 8.1, 8.5 or 10.3 hereof an Interest that was previously held by a Managing Member or other Person holding rights and obligations to purchase the output of the Foundry pursuant to the Purchase Agreement or Future Purchase Agreement shall at the time of such acquisition acquire rights and obligations to purchase the output of the Foundry corresponding to the Percentage Interest being acquired. If at any time (a) a Member's or other Person's Percentage Interest changes as a result of (i) a Transfer in accordance herewith, (ii) a failure to pay a Second Part Capital Contribution, Third Part Capital Contribution, or Additional Capital Contribution, (iii) a failure to guarantee a loan to the Company in accordance herewith, (iv) an Event of Default, or (v) any other provision hereunder and (b) in the reasonable opinion of the Board of Directors, such change, in conjunction with the provisions herein and in the Purchase Agreement or Future Purchase Agreement for adjusting the Managing Members' purchase rights or obligations under such agreements, produces an inequitable or unintended result, then the Board of Directors, with the concurrence of all Managing Members that are parties to the Purchase Agreement or Future Purchase Agreement, may adjust the purchase rights and obligations of such Members in such manner as the Board of Directors determines in good faith is equitable under the circumstances.

        8.7 SPECIAL RIGHT OF MANAGING MEMBERS OTHER THAN TSMC TO PURCHASE. This Section shall apply if pursuant to Sections 3.4, 8.3, 8.5, or 10.3 of this Agreement, TSMC provides notice to the Company of its intention to acquire an additional Interest in the Company which, after the Percentage Interests of all Members are adjusted in connection with such transaction, would result in TSMC having a Percentage Interest which, when combined with the Percentage Interest of the Third Party Investors', would equal or exceed a 71% Percentage Interest of all Preferred Members. Prior to the completion of any such transaction, the Board of Directors shall provide written notice to each Managing Member of this provision and the option of such Managing Members (other than TSMC and excluding any Managing Member whose Interest is being offered pursuant to Sections 3.4,
8.5 or 10.3 of this Agreement (the "SUBJECT INTEREST")) to purchase, in addition to their pro rata portion of the Subject Interest, a pro rata portion of the Excess Subject Interest (including the right to purchase a pro rata portion of any shortfall resulting from another Member's election to purchase less than its entire pro rata allocation). As used in this Section 8.7, the term "EXCESS SUBJECT INTEREST" means the portion of the Subject Interest which TSMC has elected to purchase which would cause TSMC and the Third Party Investors to jointly hold a Percentage Interest equal to or exceeding 71% of all Preferred Members. Each such Managing Member shall have the right to purchase its pro rata share of the Excess Subject Interest by giving notice within thirty (30) days of the notice received from the Board of Directors pursuant to this Section of such Member's intent to acquire its pro rata share of the Excess Subject Interest. If such Managing Members do not elect to purchase all of the Excess Subject Interest, TSMC may proceed with its acquisition of any portion of the Excess Subject Interest not so acquired.

                                    ARTICLE 9
                    BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

        9.1 MAINTENANCE OF BOOKS AND RECORDS. The Company shall cause books and records of the Company to be maintained in accordance with GAAP (except for the Capital Accounts which shall be maintained in accordance with the Regulations as provided in Section 3.5), and shall give reports to the Members in accordance with prudent business practices and the Act. The annual accounting period of the Company shall be the Fiscal Year. The books and records of the Company shall be audited annually by a certified public accounting firm nationally recognized in the United States, selected by the Board of Directors and approved by the Members as provided for in Section 6.4.2.7. The Company shall promptly upon receipt make available to the Managing Members all preliminary drafts of financial statements that it receives from the Company's certified public accountants. Not less than five (5) days before the financial statements of the Company become final, the Company shall provide each of the Managing Members with a copy of the draft of the financial statements of the Company and during this period, shall provide each of the Managing Members with the opportunity to comment on such financial statements. The initial firm of certified public accountants is Arthur Andersen & Co. LLP. There shall be kept at the principal business office of the Company specified in Section 2.4 the following Company documents:

               9.1.1 A current list of the full name and last known business or residence address of each Member and each holder of an Economic Interest, set forth in alphabetical order, together with the amount of cash and a description and statement of the agreed value of any other property or services that were Capital Contributions of each Member and that each Member has agreed to contribute to the Company in the future, the date on which each Member became a Member, and the share in Net Profit and Net Loss of each Member and holder of an Economic Interest;

               9.1.2 A copy of the Certificate of Formation and any amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation and any amendments thereto were executed;

               9.1.3 Copies of the Company's U.S. Federal, state, local and other income tax or information returns and reports, if any, for the six most recent taxable years;

               9.1.4 A signed counterpart of this Agreement and any amendments hereto, together with any powers of attorney pursuant to which this Agreement and any amendments hereto were executed;

               9.1.5 Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years;

               9.1.6 The Company's books and records as they relate to internal affairs of the Company for at least the current and past four (4) Fiscal Years;

               9.1.7 Any other information necessary to provide true and full information regarding the status of the business and financial condition of the Company; and

               9.1.8 Other information regarding the affairs of the Company as is reasonable or prudent.

        9.2 INSPECTION RIGHTS. Each Member and each holder of an Economic Interest has the right upon reasonable request, for purposes reasonably related to the interest of that Person as a Member or holder of an Economic Interest, to inspect and copy during normal business hours any of the books and records required to be maintained in accordance with Section 9.1. Such right may be exercised by such Person or by that Person's agent or attorney.

        9.3 RIGHTS TO RECEIVE COPIES OF DOCUMENTS. Upon the request of a Member or holder of an Economic Interest, for purposes reasonably related to the interest of that Person as a Member or holder of an Economic Interest, the Member who has custody of the following documents shall promptly deliver to the Member or holder of an Economic Interest, at the expense of the Company, a copy of this Agreement and a copy of the documents listed in Sections 9.1.1 and 9.1.3 of this Agreement.

        9.4 BANK ACCOUNTS. The bank accounts of the Company shall be maintained in such banking institutions as the Board of Directors shall determine.

        9.5    TAX MATTERS HANDLED BY TAX MATTERS PARTNER.

               9.5.1 TSMC is hereby designated the "TAX MATTERS PARTNER" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Partner will control all decisions with respect to such proceedings, but will keep the Board of Directors and other Managing Members reasonably informed with respect to such proceedings and will provide the other Managing Members the opportunity to offer comments and suggestions with respect to such proceedings to the extent practicable. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. The Tax Matters Partner shall arrange for the preparation and timely filing of all returns required to be filed by the Company. Any Member receiving advice that the Internal Revenue Service or any state or foreign revenue service intends to examine any income tax return of the Company shall promptly notify the Tax Matters Partner.

               9.5.2 The Tax Matters Partner shall exert commercially reasonable efforts to adopt positions and make elections for tax purposes which (i) minimize the sum of the current taxable income and gain, and (ii) maximize the sum of the current taxable losses, deductions, and credits, to the Managing Members as a group. In addition, notwithstanding any other provision of this Agreement, the Tax Matters Partner shall cause all Company tax returns and other related tax filings to be prepared in such manner as to reflect that any income, gain, loss, or deduction recognized by the Company as the result of an adjustment, reallocation or recharacterization by any tax authority of the tax treatment of any transaction between the Company and a Member or an Affiliate of a Member as originally reported on any tax return filed for the Company shall be specially allocated to such Member for the taxable year of the adjustment, reallocation or recharacterization and for each taxable year thereafter so that the tax consequences to the other

Members shall, to the extent possible, have the same cumulative aggregate tax consequences as if no such adjustment, reallocation or recharacterization had occurred. No such adjustment shall be reflected in the Capital Accounts of the Members. Not less than thirty (30) days before actual filing, the Tax Matters Partner shall provide to all of the other Managing Members a copy of each of the final returns and other administrative or judicial filings of the Company relating to income taxation, and during this period, shall provide the other Managing Members with the opportunity to comment on such returns and filings. The Members agree that, except as otherwise approved in advance by the Board of Directors, no Member shall take any position in any such administrative proceeding inconsistent with the tax returns filed by the Company, provided such tax returns are prepared in a manner consistent with this Agreement. Nothing in this Agreement shall be construed to provide the Tax Matters Partner with rights, powers or privileges relating to tax administrative proceedings in excess of the minimum rights, powers and privileges provided to the Tax Matters Partner by Code Sections 6221, et. seq., and the Treasury Regulations thereunder.

        9.6 FEDERAL INCOME TAX ELECTIONS MADE BY TAX MATTERS PARTNER. Except as otherwise provided herein, the Tax Matters Partner on behalf of the Company may make all elections for U.S. Federal, state and local income tax purposes, including but not limited to, the following:

               9.6.1 USE OF ACCELERATED DEPRECIATION METHODS. To the extent permitted by applicable law and regulations, the Company may elect to use an accelerated depreciation method on any depreciable unit of the assets of the Company.

               9.6.2 ADJUSTMENT OF BASIS OF ASSETS. In case of a transfer of all or part of the Interest of any Member, the Company may elect, pursuant to Sections 734, 743, and 754 of the Code, to adjust the basis of the assets of the Company.

        9.7 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of the Company income and loss for income tax purposes in a manner consistent with the tax returns filed by the Company, provided such tax returns are prepared in a manner consistent with this Agreement.

                                   ARTICLE 10
                   EVENT OF DEFAULT; TERMINATION OF MEMBERSHIP

        10.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall be a breach and a default ("EVENT OF DEFAULT") hereunder:

               10.1.1 A Member shall fail to perform a material obligation of this Agreement or of any of the Ancillary Agreements and, (except for breaches contemplated in Sections 10.1.5 or 10.1.6 of this Agreement, which provide for no opportunity to cure, and except for breaches for which another cure period is specified herein), does not cure or remedy the default within sixty

(60) days thereafter. Notwithstanding the foregoing, the breach or failure to perform any of the following Sections shall not be, or be deemed to be, an Event of Default: Sections 3.4.1, 3.4.2, and 3.6.4 (each of which shall be treated as provided in such Sections).

               10.1.2 Any representation, warranty or statement made by a Member under or pursuant to this Agreement or any Ancillary Agreement or under any affidavit, certificate or other instrument executed in connection with any of the foregoing, shall be false or misleading in any material respect as of the Effective Date or shall become so at any time prior to the Dissolution Date, and such Member does not cure the same within thirty (30) days written notice thereof.

               10.1.3 A Member shall (i) be adjudicated as bankrupt or insolvent; (ii) make a general assignment for the benefit of its creditors;
(iii) file a petition, answer or consent seeking, or have entered against it (or fail reasonably to contest the material allegations of any petition for) an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other U.S. Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or consent to the institution of any proceedings thereunder; (iv) convene a general meeting of its creditors, or any class thereof, for the purpose of effecting a general moratorium upon or general extension or composition of its debts; (v) fail to pay such Member's debts as they mature; (vi) admit in writing that such Member is generally not able to pay its debts as they mature; or (vii) apply for or consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a substantial portion of such Member's assets.

               10.1.4 Any one or more of the following occurs: (i) a petition is filed or any case or proceeding described in Section 10.1.3 above is commenced against any Member or against the assets thereof, unless such petition and the case or proceeding initiated thereby is dismissed within sixty (60) days from the date of the filing; (ii) an answer is filed by any Member admitting the allegations of any such petition; or (iii) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of any Member, a custodian, trustee, agent or receiver of it, or for all or a substantial part of its property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it, or of all or a substantial part of its property unless such appointment is vacated or dismissed or such possession is terminated within sixty (60) days from the date of such appointment or commencement of such possession, but not later than 5 days before the proposed sale of any assets of such Member by such custodian, trustee, agent or receiver.

               10.1.5 A Member files a certificate of dissolution or otherwise dissolves, terminates or liquidates, or is merged with or is consolidated into any other corporation, limited liability company, partnership, or other entity other than an Affiliate of such Member, except for a merger or consolidation not entered into for the purpose of and not having the effect of changing or influencing the control of the Member.

               10.1.6 A Member becomes a Prohibited Person or an Affiliate of a Prohibited Person.

        10.2 TERMINATION OF MEMBER. If an Event of Default occurs and is not cured within the applicable time period (if any) specified in Section 10.1, the defaulting Member shall be terminated as a Member, and all rights and privileges of such former Member under this Agreement shall be adjusted and disposed of as follows:

               10.2.1 If the Event of Default is as provided or described in any of Section 10.1.1, Section 10.1.2 or Section 10.1.5, the Member shall be terminated as a Member upon the vote of the non-defaulting Preferred Members with a majority of the Preferred Shares owned by non-defaulting Members.

               10.2.2 For all other Events of Default, termination of Membership shall occur immediately following the elapse of the specified cure period, if any.

               10.2.3 Notwithstanding any other provision of this Agreement and subject to Section 11.2.3, the termination of a Member ("TERMINATED MEMBER") as contemplated in this Section 10.2 shall not affect the rights of any other Member under this Agreement. The Company shall promptly notify a Terminated Member of such termination, but the failure to give such notice shall not affect such termination or create any rights in the Terminated Member.

        10.3 PURCHASE RIGHT. Unless provided otherwise in this Agreement, upon termination of a Terminated Member as contemplated in Section 10.2, the remaining Preferred Members (a "REMAINING MEMBER") shall have the right to purchase and the Terminated Member shall have the obligation to sell, the Terminated Member's Interest as provided in Sections 10.3 through 10.7, inclusive. The purchase price for such Interest shall be an amount equal to 50% of the lesser of (i) the Terminated Member's Percentage Interest in the book value of the Company as of such termination date, or (ii) the fair market value of the Terminated Member's Interest as of such termination date as determined in the reasonable discretion of the Board of Directors, not including any Director appointed by the Terminated Member. Such reduction in value shall constitute partial compensation for damages suffered by the Remaining Members as a result of the act, omission or condition which resulted in the termination of the Terminated Member, and subject to Article 21, shall be in addition to, and not in lieu of any other right or remedy which the Remaining Members may have, at law or in equity, or pursuant to this Agreement. The Directors shall give notice to all Remaining Members of such purchase price.

        10.4 NOTICE OF INTENT TO PURCHASE. Within thirty (30) days after the Directors have determined and notified the Remaining Members as to the purchase price of the Terminated Member's Interest determined in accordance with Section 10.3, each Remaining Member shall have the right, but not the obligation, to elect to purchase a portion of the Terminated Member's Interest. Any Remaining Member so electing shall notify the Directors in writing within thirty (30) days after the notice from the Directors of such Remaining Member's desire to purchase a portion of the Terminated Member's Interest. The failure of any Remaining Member to submit such notice within the applicable period shall constitute an election on the part of the Remaining Member not to purchase any of the Terminated Member's Interest. Each

Remaining Member so electing to purchase shall be entitled to purchase a portion of the Terminated Member's Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interest of all of the Remaining Members electing to purchase the Terminated Member's Interest.

        10.5 ELECTION TO PURCHASE LESS THAN ALL OF THE TERMINATED MEMBER'S INTEREST. If any Remaining Member elects to purchase none or less than all of such Remaining Member's pro rata share of the Terminated Member's Interest ("SHORTFALL AMOUNT"), then subject to the provisions of Section 8.6, the other Remaining Members may elect to purchase the Shortfall Amount in proportion to their respective Percentage Interests. Each Remaining Member who purchases part of the Terminated Member's Interest shall succeed to a pro rata share of the Terminated Member's Capital Account balance. If the Remaining Members do not purchase the entire Interest of the Terminated Member, then subject to the provisions of Section 8.6, with respect to all or any remaining share of the Terminated Member's Interest, one or more new Members, if approved pursuant to
Section 8.4, may be admitted as a Member or Members and purchase the Terminated Member's remaining Interest by paying for the Interest in cash. If the entire Interest of the terminated Member is not purchased, the Terminated Member shall have only an Economic Interest, and without limiting the generality of the foregoing, shall not be a Managing Member, shall not be entitled to designate a Director hereunder and any current Director or Directors appointed by such Terminated Member shall be deemed to be removed and the number of Directors on the Board of Directors shall be reduced accordingly. In such event as partial compensation for damages suffered by the Company and the Remaining Members, (i) the Terminated Member's remaining Interest shall be reduced by fifty percent (50%) and the Remaining Members' Interests shall be increased pro rata accordingly, (ii) the Terminated Member's Capital Account Balance following the purchase of any Remaining Member, if any, shall be reduced by 50%, and the difference shall be added to the Capital Account Balances of the Remaining Members, pro rata according to their Interests, and (iii) solely for purposes of determining the Managing Members' and a Terminated Member's rights and obligations to purchase the output of the Foundry under the Purchase Agreement or Future Purchase Agreement (which rights and obligations shall be a function, to be specified in each of those agreements, of the Managing Members' and Terminated Member's Percentage Interests), effect shall not be given to any increase or decrease in a Managing Member's or Terminated Member's Percentage Interest attributable to the operation of clause (i).

        10.6 PAYMENT OF PURCHASE PRICE. The purchase price shall be paid by the electing Remaining Members by either of the following methods, each of which may be selected separately by the electing Remaining Members in their respective sole discretion:

               10.6.1 The Remaining Members shall at the consummation of the purchase of the Terminated Member's Interest ("CLOSING") pay in cash the total purchase price for the Terminated Member's Interest; or

               10.6.2 The Remaining Members shall pay at the Closing one-fifth (1/5) of the purchase price in cash and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the Closing. The unpaid principal balance shall accrue interest at the current applicable U.S. Federal rate as provided in the Code for the month in which the initial payment is made, but the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation of each purchasing Remaining Member to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective Remaining Member. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Remaining Member. The promissory note executed by each purchasing Remaining Member shall be secured by a pledge of that portion of the Terminated Member's Interest purchased by such Remaining Member.

        10.7 CLOSING OF PURCHASE OF TERMINATED MEMBER'S INTEREST. The Closing for the sale of a Terminated Member's Interest pursuant to this Article 10 shall be held at 10:00 a.m. at the principal office of Company no later than sixty
(60) days after the determination of the purchase price. At the Closing, the Terminated Member or such Terminated Member's legal representative shall deliver to the electing Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Terminated Member's Interest free and clear of all liens, charges and encumbrances whatsoever, except as permitted by the purchaser thereof. The Terminated Member or such Terminated Member's legal representative, the Company and the Remaining Members shall do all things and execute and deliver all documents as may be necessary or convenient to consummate such sale and purchase in accordance with the terms and provisions of this Agreement. Without limiting the generality of the foregoing, each Member hereby appoints each Remaining Member as its attorney-in-fact and agent, with full power and authority to take all actions and execute and deliver all agreements, deeds, leases, releases, assignments, bills of sale, security instruments and any other document which, in the sole judgment of such Remaining Member, is necessary or convenient to consummate such sale and purchase.

                                   ARTICLE 11
                           TERMINATION AND DISSOLUTION

        11.1 TERMINATION. This Agreement shall terminate on the first to occur of (i) the Dissolution Date or (ii) the unanimous written consent of the Preferred Members or (iii) upon consummation of the Company's merger or consolidation as contemplated in Article 14.

        11.2 DISSOLUTION. The Company shall be dissolved upon the first to occur of the following events:

               11.2.1 The Approval of Members holding not less than 87% in Percentage Interest if the dissolution does not occur contemporaneously with an IPO of the Delaware Corporation;

               11.2.2 The action of the Board of Directors if such action occurs contemporaneously with an IPO of the Delaware Corporation;

               11.2.3 The death, retirement, insanity, incapacity, resignation, expulsion, bankruptcy or dissolution of a Managing Member, or the occurrence of any other event which terminates a Managing Member's continued membership in the Company, unless the business of the Company is continued with the written consent of other Members holding a Majority in Interest of such other Members within ninety (90) days following the occurrence of such event;

               11.2.4 The appointment of a receiver, trustee or liquidator of the Project which appointment is not vacated within thirty (30) days; or the attachment, execution or other judicial seizure of the Project where such seizure is not discharged within ten (10) days thereafter; or

               11.2.5 The entry of a decree of judicial dissolution under
Section 18-802 of the Act; or

               11.2.6 Following an act of Governmental Intervention, if written request shall be made by one Managing Member to the other Managing Members within sixty (60) days from said Governmental Intervention and the Managing Members hereto shall have entered into good faith negotiations with the objective of restructuring the relationship among the Members in a manner such that the adverse effect of said alteration or modification of this Agreement will be minimized and following which, the Managing Members cannot unanimously reach a reasonably acceptable modification to this Agreement, within six (6) months from the date of dispatch of said written request, or within such longer period of time as mutually agreed upon by the unanimous consent of the Managing Members.

               11.2.7 On the thirtieth (30th) anniversary of the date of the filing of the Certificate of Formation of the Company.

        11.3 WINDING UP. Upon the dissolution of the Company, TSMC (or if TSMC is no longer a Member, a liquidating trustee appointed by a Majority in Interest of the remaining Members) shall wind up the affairs of the Company (such Person or Persons herein collectively called the "LIQUIDATING PERSON"). Upon dissolution of the Company and until the filing of the certificates of cancellation pursuant to Section 11.6, the Liquidating Person may, in the name of, and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company's business, dispose of and make reasonable provision for the Company's liabilities, and distribute to the members any remaining assets of the Company, all without affecting the liability of the Members and without imposing liability on a liquidating trustee. The Liquidating Person shall be entitled to reimbursement for out-of-pocket expenses incurred and reasonable compensation for services rendered in connection with the winding up and liquidation of the Company, as agreed by the Members. Such reimbursement shall be paid as an expense of the Company after all debts to third parties have been repaid or adequately provided for but before any repayment of loans or advances by Members.

        11.4 DISTRIBUTION OF ASSETS. The Members shall continue to divide Net Profit and Net Loss and Cash Available For Distribution during the winding-up period in the same manner and the same priorities as provided for in Articles 4 and 5 hereof. The proceeds from the liquidation of Property shall be applied in the following order:

               11.4.1 To the payment of creditors, including Members who are creditors, in satisfaction of liabilities of the Company (whether by payment of the making or reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities to Members for distributions pursuant to Article 4;

               11.4.2 To set up reasonable reserves for contingent or unforeseen liabilities of the Company, to be maintained in a regular trust fund account;

               11.4.3 To repay pro rata all loans or advances made by the Members to the Company, but in the event the amount available for such repayment shall be insufficient, then pro rata on account thereof;

               11.4.4 The balance if any, to the Members in accordance with the provisions of Section 4.3 hereof;

except, if the Company shall be dissolved prior to the expiration of the period beginning on the Effective Date and ending five years from the date of Commencement of Production, as defined in the Purchase Agreement (the "SUBORDINATION PERIOD") and if such dissolution is as a result of an event of Force Majeure or a major economic or business event or condition such that the economic or business assumptions underlying the Business Plan have changed to the extent that it is economically impracticable to substantially implement the Business Plan (including, but not limited to, major claims or litigation against the Company, failure to operate the Foundry on an economically viable basis, a change in technology rendering the business of the Company obsolete, or a major economic recession), and the Board has determined to dissolve the Company with the approval of the Members as provided in Section 11.2.1, then the Manufacturing Agreement, the Technology License and Assistance Agreement, and the Advanced Process Agreement (collectively and together with the other property listed as contributed by TSMC on Exhibit A, the "TSMC CONTRIBUTED PROPERTY") shall each be terminated and the balance of the proceeds from the liquidation of Property shall be paid or distributed to the Members as follows:
(i) first, to the Members in reverse chronological order (last in, first out), until the entire Cash Contribution of each is returned to each Member, without any interest, and (ii) the rest, residue and remainder, if any, to the Members in accordance with each Member's Percentage Interest. For purposes of the preceding sentence, TSMC shall be treated as if it had contributed pursuant to the First Part Capital Contribution described in Section 3.1.1 hereof, an amount of cash ("PROPERTY CASH"), in addition to the cash contribution of TSMC described in such Section 3.1.1, equal to the product of (x) the initial agreed value of the TSMC Contributed Property as shown on Exhibit A and (y) the Permitted Percentage. For purposes of this Section 11.4.4, the term "PERMITTED PERCENTAGE" shall be and mean zero percent (0%) on and before the Commencement of Production, increasing daily thereafter at an annual rate of twenty percent (20%) until the Permitted Percentage is one hundred percent (100%) on the last day of the Subordination Period.

        Where the distribution pursuant to this Section 11.4 consists both of cash (or cash equivalents) and non-cash property, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category above. To the maximum extent practicable consistent with the foregoing, non-cash property shall be returned to the Member which has contributed it.

        11.5 TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly liquidation of assets of the Company and the discharge or other provision of liabilities to creditors so as to enable the Liquidating Person to minimize any losses attendant upon a liquidation.

        11.6 FINAL ACCOUNTING; CERTIFICATES OF CANCELLATION. Each of the Members shall be furnished with a statement, prepared by the Company's independent certified public accountant, setting forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon the compliance by the Liquidating Person with the foregoing distribution plan, the Members shall cease to be such, and the Liquidating Person shall execute and cause to be filed any and all documents necessary with respect to the termination and cancellation of the Company, including, without limitation, a certificate of cancellation under
Section 18-203 of the Act.

                                   ARTICLE 12
                                 INCENTIVE PLANS

        12.1 AUTHORIZATION OF INCENTIVE PLANS. The Company shall have a Senior Executive Incentive Plan and an Employee Incentive Plan (each an "INCENTIVE PLAN" and, collectively, the "INCENTIVE PLANS") in the forms attached as Exhibits H and I. The Incentive Plans shall be administered by the Board in accordance with their terms. In no event shall the aggregate rights awarded under the Incentive Plans exceed 13.5 million Common Shares.

        12.2 ADMISSION OF PLAN PARTICIPANTS. Upon exercise of an option or payment of an award for Common Shares, payment of any applicable purchase price in connection with such option or award, and execution of a counterpart of this Agreement, a participant shall be admitted as a Member. Such participant shall have an initial Capital Account equal to the purchase price paid for such Common Shares, plus the amount of any income recognized on such acquisition (if any); and such Capital Account shall thereafter be determined in accordance with
Section 3.5.

                                   ARTICLE 13
                      TSMC LAND OPTION; NEW VENTURE RIGHTS

        13.1 LAND OPTION. By execution of this Agreement, the Members agree and acknowledge that as part of the Initial Capital Contribution of TSMC, and as a convenience and accommodation to the Company, TSMC has arranged for option agreements covering the Real Property to be assigned to the Company, which option agreements cover real property in excess of that amount necessary to construct the Foundry. On the Effective Date, the Company with the approval of the Members granted to TSMC the TSMC Land Option, whereby TSMC has the option to purchase the Land from the Company, for the Purchase Price (as defined in the TSMC Land Option).

        13.2 NEW FAB VENTURE RIGHT OF FIRST REFUSAL. On the Effective Date and until the tenth (10th) anniversary of the Effective Date, TSMC has granted and hereby grants a right of first refusal to each of the Managing Members to participate in any venture controlled by TSMC or its Affiliates to construct another foundry on the Land which is the subject of the TSMC Land Option, or anywhere else in North America in proportion to their respective Percentage Interests in the Company. TSMC agrees to meet and confer with the Managing Members prior to exercise of TSMC's rights under the TSMC Land Option, in order to discuss the participation of the Managing Members in any venture related thereto.

        13.3 FURTHER ASSURANCES. The Members, from time to time and as requested by a Managing Member, shall, and shall cause the Company to, execute and deliver such additional documents, give such further assurances and take any additional actions as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Article 13.

                                   ARTICLE 14
                  CHANGE OR CONVERSION TO A GENERAL CORPORATION

        14.1 MERGER OR CONSOLIDATION TO A GENERAL CORPORATION. Subject to the approval required by Section 6.4.2.3, each Member by execution and delivery of this Agreement agrees to vote, and hereby votes, in favor of the reincorporation, merger or consolidation of the Company, pursuant to Section 18-209 of the Act, or otherwise, to change or convert the Company into a Delaware general corporation or a parent or a subsidiary of a Delaware corporation, at such time, in such manner and on such basis as the Board of Directors shall determine is in the best interests of the Company. Such change or conversion to a Delaware general corporation may be accomplished by a direct merger into a corporation, by one of the methods illustrated in Exhibit E, or by any other method the Board of Directors determines is desirable, provided, however, that each Member shall have the right to participate in proportion to its Percentage Interest in whichever method is selected by the Board of Directors. As used herein "DELAWARE CORPORATION" shall mean any corporation which through one transaction or a series of transactions involves the conversion or exchange of the Interests of those Members who choose to participate in such transaction into an interest in or the stock of such corporation in proportion to a Member's Interest in the Company as adjusted to reflect the participation of the other Members. Additionally, by execution and delivery of this Agreement, each Member agrees to take any and all actions necessary to consummate such a change or conversion, including, but not limited to, the execution and delivery of an Agreement of Merger or Consolidation and filing of a Certificate of Merger or Consolidation with the Office of the Secretary of State, in such form and on such basis as the Board of Directors may determine.

        14.2 REGISTRATION RIGHTS. In the event the Delaware Corporation undertakes an IPO, the Preferred Members shall have the registration rights provided for in the Registration Rights Agreement. At the time the Member's Interests are converted into or exchanged for an interest or shares in the Delaware Corporation, each of the Members shall use its best efforts to cause the Delaware Corporation to assume all rights, duties and obligations ascribed to it in the Registration Rights Agreement. In the event any Preferred Member's shares of the Delaware Corporation are included for sale in the initial public offering, each Preferred Member shall be entitled to include such Preferred Member's shares of the Delaware Corporation in such initial public offering on a pro rata basis.

        14.3   VOTING ARRANGEMENTS.

               14.3.1 CONVERSION CONTEMPORANEOUSLY WITH IPO. Each Preferred Member agrees that if the conversion or exchange of each Preferred Member's Interest into an interest in the Delaware Corporation occurs contemporaneously with an IPO of the Delaware Corporation, then such Member shall execute and deliver a voting agreement or other arrangement with a term and on such terms as may be specified by TSMC, whereby TSMC shall have authority to designate the majority of the board of directors of the Delaware Corporation. Each Member shall take any and all actions necessary and execute any and all documents necessary to give TSMC such authority.

               14.3.2 CONVERSION NOT CONTEMPORANEOUSLY WITH IPO. Each Member agrees that if the conversion or exchange of each Member's Interest into an interest in the Delaware Corporation is not contemporaneous with an IPO of the Delaware Corporation, then the Articles, Bylaws, Stockholder's Agreement, and other governing documents of the Delaware Corporation shall provide for corporate governance substantially equivalent to that of the Company as set forth in this Agreement.

        14.4 OPTIONS. In the event that each Member's Interest is converted or exchanged into an interest in or shares of the Delaware Corporation, any outstanding options, warrants or right to securities of the Company shall be changed or converted into similar securities of the Delaware Corporation on the same basis as a Member's Interest is changed or converted to an interest in or shares of the Delaware Corporation.

        14.5 CONVERSION OF COMMON SHARES AND PREFERRED SHARES. In the event of a conversion pursuant to Section 14.1 of the Company into a Delaware corporation contemporaneously with an IPO, each Common Share and each Preferred Share shall be converted into common stock (the "COMMON STOCK") of the Delaware Corporation as hereinafter provided.

               14.5.1 Each Common Share shall be convertible into one fully paid and nonassessable share of Common Stock.

               14.5.2 The Board of Directors shall have the discretion to determine the class or classes of securities of the Delaware Corporation into which all or part of each Preferred Share shall be convertible.

               14.5.3 Unless otherwise approved by the Board of Directors, each Preferred Share shall be convertible into one fully paid and nonassessable share of Common Stock.


                                   ARTICLE 15
                        STANDARD OF CARE; INDEMNIFICATION

        15.1 STANDARD OF CARE. Each Director, Officer, employee and agent shall perform its, his or her duties to the Company in good faith, in a manner he, she or it reasonably believes to be in or not opposed to the best interests of the Company, and with the care that a prudent person in a similar position would use under similar circumstances. Each Director, Officer, employee and agent of the Company and any Liquidating Person (individually, an "Indemnitee" and collectively, the "Indemnitees") acting in such capacity shall be fully protected in relying in good faith on information, opinions, reports or statements, including financial statements, books of account and other financial data, if prepared or presented by (i) one or more Directors, Officers or employees of the Company who the Indemnitee reasonably believes are reliable and competent in the matters prepared or presented, or (ii) legal counsel, certified public accountants or other persons as to matters that the Indemnitee reasonably believes are within the person's professional or expert competence. No Indemnitee shall be liable for damages to the Company or any present or former Member with respect to claims relating to its conduct for or on behalf of the Company, except to the extent that there is a final judicial determination based on clear and convincing evidence that (a) its action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, or (b) with respect to any criminal action, proceeding or investigation, it had no reasonable cause to believe its conduct was unlawful.

        15.2 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Company shall indemnify, defend and hold harmless each Indemnitee from and against any and all claims, demands, causes of action, loss, liability, cost, or expense (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, excluding liabilities to any Member, regardless of whether the Indemnitee is or continues to be a Director, Officer, employee, or agent of the Company, or a Liquidating Person at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Act and all other applicable laws.

        15.3 EXPENSES. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to Section 15.2 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 15.2.

        15.4 INDEMNIFICATION RIGHTS NON-EXCLUSIVE. The indemnification provided by Section 15.2 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, action of the Board of Directors, vote of the Members, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as an Officer, Director, employee, or agent of the Company or as a Liquidating Person and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

        15.5 ERRORS AND OMISSIONS INSURANCE. The Company may purchase and maintain insurance, at the Company's expense, on behalf of the Directors and Officers and such other Persons as the Directors shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

        15.6 ASSETS OF THE COMPANY. Any indemnification pursuant to Section 15.2 shall be satisfied solely out of the assets of the Company. No Member shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.

                                   ARTICLE 16
                                   AMENDMENTS

        16.1 AMENDMENT, ETC. OF LIMITED LIABILITY COMPANY AGREEMENT. Except as provided in Sections 6.4.2.9 and 6.4.2.10 and except to admit a new Member approved as contemplated in Section 6.4.2.11, this Agreement may be amended, or repealed and a new agreement may be adopted, only by (i) action of the Directors, and (ii) the Approval of Members holding not less than 87% in Percentage Interest.

        16.2 AMENDMENT, ETC. OF CERTIFICATE OF FORMATION. The Certificate of Formation may be amended only by (i) action of the Directors, and (ii) the Approval of Members holding not less than 87% in Percentage Interest.

                                   ARTICLE 17
                              CONDITIONS PRECEDENT

        17.1 CONDITIONS TO MEMBERS' PERFORMANCE. Notwithstanding anything to the contrary contained herein, on the Effective Date each of the following conditions had been satisfied:

               17.1.1 Expiration of any waiting periods that are required by the laws of the U.S. or Taiwan to expire, and obtaining all requisite governmental and other approvals, prior to the consummation of such transactions, including, but not limited to, any waiting period required under the U.S. Hart Scott Rodino Antitrust Improvement Act of 1976, as amended.

               17.1.2 The execution and delivery by the Company of all Ancillary Agreements that this Agreement contemplates the Company shall execute.

               17.1.3 The Certificate of Formation shall have been filed with the Office of the Delaware Secretary of State.

        17.2 CONDITIONS TO TSMC'S PERFORMANCE. In addition to the conditions set forth in Section 17.1, notwithstanding anything to the contrary contained herein, on the Effective Date each of the following conditions were deemed satisfied by TSMC:

               17.2.1 The truth and accuracy as of the Effective Date of each of the representations and warranties set forth in Section 7.2 made by each other Initial Member.

               17.2.2 The execution and delivery by each other Initial Member of each of the Ancillary Agreements that this Agreement contemplates such Initial Member shall execute.

               17.2.3 The performance by each other Initial Member of all obligations and covenants set forth in this Agreement and required to be performed on the date hereof, including without limitation, that each other Initial Member shall have made its respective First Part Capital Contribution.

               17.2.4 Receipt of any necessary approval by the Taiwan Ministry of Economic Affairs of the investment in the Company by TSMC as contemplated hereby.

        17.3 CONDITIONS TO ADI'S PERFORMANCE. In addition to the conditions set forth in Section 17.1, notwithstanding anything to the contrary contained herein, on the Effective Date each of the following conditions were deemed satisfied by ADI:

               17.3.1 The truth and accuracy as of the Effective Date of each of the representations and warranties set forth in Section 7.2 made by each other Initial Member.

               17.3.2 The execution and delivery by each other Initial Member of each of the Ancillary Agreements that this Agreement contemplates such Initial Member shall execute.

               17.3.3 The performance by each other Initial Member of all obligations and covenants set forth in this Agreement and required to be performed on the date hereof, including without limitation, that each other Initial Member shall have made its respective First Part Capital Contribution.

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        17.4 CONDITIONS TO ALTERA'S PERFORMANCE. In addition to the conditions set forth in Section 17.1, notwithstanding anything to the contrary contained herein, on the Effective Date each of the following condition were deemed satisfied by Altera:

               17.4.1 The truth and accuracy as of the Effective Date of each of the representations and warranties set forth in Section 7.2 made by each other Initial Member.

               17.4.2 The execution and delivery by each other Initial Member of each of the Ancillary Agreements that this Agreement contemplates such Initial Member shall execute.

               17.4.3 The performance by each other Initial Member of all obligations and covenants set forth in this Agreement and required to be performed on the date hereof, including without limitation, that each other Initial Member shall have made its respective First Part Capital Contribution.

        17.5 CONDITIONS TO ISSI'S PERFORMANCE. In addition to the conditions set forth in Section 17.1, notwithstanding anything to the contrary contained herein, on the Effective Date each of the following conditions were deemed satisfied by ISSI:

               17.5.1 The truth and accuracy as of the Effective Date of each of the representations and warranties set forth in Section 7.2 made by each other Initial Member.

               17.5.2 The execution and delivery by each other Initial Member of each of the Ancillary Agreements that this Agreement contemplates such Initial Member shall execute.

               17.5.3 The performance by each other Initial Member of all obligations and covenants set forth in this Agreement and required to be performed on the date hereof, including without limitation, that each other Initial Member shall have made its respective First Part Capital Contribution.

        17.6 CONDITIONS TO THE THIRD PARTY INVESTORS' PERFORMANCE. In addition to the conditions set forth in Section 17.1, notwithstanding anything to the contrary contained herein, on the Effective Date each of the following conditions were deemed satisfied by the Third Party Investors:

               17.6.1 The truth and accuracy as of the Effective Date of each of the representations and warranties set forth in Section 7.2 made by each other Initial Member.

               17.6.2 The execution and delivery by each other Initial Member of each of the Ancillary Agreements that this Agreement contemplates such Initial Member shall execute.

               17.6.3 The performance by each other Initial Member of all obligations and covenants set forth in this Agreement and required to be performed on the date hereof, including without limitation, that each other Initial Member shall have made its respective First Part Capital Contribution.

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               17.6.4 Receipt of any necessary approval by the Taiwan Ministry of Economic Affairs of the investment in the Company by a Third Party Investor as contemplated hereby.

                                   ARTICLE 18
                                 CONFIDENTIALITY

        18.1 EXCHANGE OF INFORMATION AND NONDISCLOSURE. In furtherance of this Agreement, or pursuant to the Ancillary Agreements the Members may from time to time come into possession of certain information and data, including business plans, fabrication techniques, processes, technology, financial information and other compilations of information, which relate to the business of the Members. Prior to the execution of this Agreement, each Initial Member has executed, and each new Member shall sign and become a party to, the Member's Confidentiality Agreement relating to such information.

        18.2 CONFIDENTIALITY AGREEMENTS FOR VISITORS AND EMPLOYEES. Any employee, contractor, subcontractor or guest of TSMC, ADI, Altera or ISSI who visit the Foundry ("VISITOR") shall execute and deliver a copy of the Confidentiality Agreement in the form of Exhibit C(1). Visitors shall not be permitted to: make or compile any notes, documentation or other information, or make any photographs, drawings, tapes, films or other graphic representations. Each employee of the Company at the time of employment shall execute and deliver a copy of the Employee Invention Assignment and Confidentiality Agreement in the form of Exhibit C(2).

        18.3 THIRD PARTY REQUEST FOR INFORMATION. Except as otherwise provided in this Agreement and except for private requests in the ordinary course of business for non-Confidential Information relating to the Proven Products, a Member shall immediately notify the other Preferred Members of any private or governmental request for Confidential Information or any other information or documents relating to the Proven Products or this Agreement. Each Preferred Member shall have the right to participate in any other Member's response to any such request. In the event that a Member receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, or other materials relating to this Agreement, that Member shall:

               18.3.1 give the other Preferred Members, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and

               18.3.2 cooperate fully with the other Preferred Member's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the Confidential Information.

        Notwithstanding the foregoing, a private request to a Member from a third party for Design Rules (as defined in the Purchase Agreement) and reliability results may be disclosed without prior notice to the other Preferred Members if such third party executes a Confidentiality Agreement in the form of Exhibit L to the Purchase Agreement and the other Preferred Members are promptly provided with notice of the disclosure after the disclosure is made.

        18.4 REPORTING LOSS, THEFT OR MISAPPROPRIATION. If any Member becomes aware of the loss, theft or misappropriation of Confidential Information which is in its possession or control, it shall notify the other Preferred Members in writing within five (5) days of its discovery of such loss, theft or misappropriation.

        18.5 BREACH OF CONFIDENTIALITY. Each Member acknowledges that a breach of this Article 18 or a breach of either of the Confidentiality Agreements will result in irreparable injury to the party whose Confidential Information has been disclosed and such party shall be entitled to temporary, preliminary and permanent injunctive relief or to a protective order for any threatened or actual violation of the provisions of this Article. Each Member agrees and consents to the entry of an injunction or protective order by any court of competent jurisdiction upon a showing by the party whose Confidential Information has been disclosed that its Confidential Information is being used or disclosed contrary to the terms of this Article 18 or the Confidentiality Agreements. The foregoing provisions are in addition to, and not in limitation of, the remedies of specific performance, damages, and any other remedies at law, in equity or otherwise that the Members may have upon breach. The Members stipulate that the arbitration provisions of Article 20 shall not apply to any temporary restraining order, preliminary injunctive relief or other provisional remedy sought to prohibit a breach or threatened breach of the provisions of this Article or the Confidentiality Agreements.

                                   ARTICLE 19
                              ANCILLARY AGREEMENTS

        19.1 EXECUTION AND DELIVERY. On or before the Effective Date, the following documents were executed and delivered by the parties thereto, and the Company executed and delivered each such document: the Confidentiality Agreements, the Registration Rights Agreement, and the Assignments of the Manufacturing Agreement, the Technology License and Assistance Agreement and the Advanced Process Agreement.

        19.2 TERMINATION OF MANUFACTURING AGREEMENT; FUTURE PURCHASE AGREEMENT. Following the expiration or termination of the Manufacturing Agreement (and consequently, the termination of the Purchase Agreement), until the useful life of the Foundry has ended, the Managing Members shall enter into the Future Purchase Agreement, the form of which is attached hereto as Exhibit F, whereby the Managing Members shall have the right and obligation to purchase the output of the Foundry as provided for in the Future Purchase Agreement. Notwithstanding the foregoing, the Members agree that if the Company constructs an additional foundry on the Real Property, any rights or obligations to purchase the output of such additional foundry shall be negotiated at that time and shall not be covered by the provisions of the Purchase Agreement or the Future Purchase Agreement.

                                          ARTICLE 20

                         DISPUTE RESOLUTION; ARBITRATION

        20.1 NEGOTIATION BETWEEN EXECUTIVES. Each of the Members and the Company shall attempt in good faith to resolve any dispute, controversy or claim ("Dispute") arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the Dispute. Any Member or the Company may give the other Preferred Members and the Company written notice of any Dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such a notice, executives of the Members and the Company involved in the Dispute who have authority to settle the Dispute shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. If the matter has not been resolved within thirty (30) days after such notice, unless extended by the agreement of the parties involved in the Dispute in writing (the "Negotiation Period"), the matter shall be subject to mediation as provided in Section 20.2. If a Member or the Company intends to be accompanied at a meeting by an attorney, the other involved parties shall be given at least three (3) Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this provision are confidential and shall be treated as compromise and settlement negotiations for purpose of the United States Federal Rules of Evidence and state rules of evidence.

        20.2 MEDIATION. Any Dispute not settled pursuant to Section 20.1 shall be submitted to mediation administered by the American Arbitration Association under its Commercial Mediation Rules (such mediation, "MEDIATION"), before resorting to arbitration as hereinafter provided. The Mediation shall be completed within forty-five (45) days of its initiation pursuant to the Commercial Mediation Rules, unless all the parties involved in the Dispute otherwise agree. Executives of all parties involved in the Dispute with authority to resolve the Dispute shall participate in the Mediation. The Mediation shall take place in San Jose, California. The parties shall attempt in good faith to reach agreement on the appointment of a mediator. If they cannot so agree, the mediator shall be appointed pursuant to the Commercial Mediation Rules; provided, however, that the mediator appointed shall have a background in the semiconductor industry. The parties involved in the Dispute shall each pay their own expenses of Mediation, including attorney's fees, and shall share equally the mediator's fees and expenses.

        20.3 CLAIMS SUBJECT TO ARBITRATION. Except as otherwise specified below, any Dispute arising out of or relating to this Agreement, or the breach or termination thereof, and not resolved pursuant to Section 20.1 or Section 20.2 shall be resolved by binding arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. (the "FAA"), and the
Commercial Arbitration Rules and, where the amount in controversy exceeds $1,000,000, the Supplementary Procedures for Large Complex Disputes, of the AAA (collectively, the "RULES"). In the event of a conflict between the FAA and the Rules, the Rules shall govern. In the event of a conflict between this Article 20 and the FAA or the Rules, the provisions of this Article 20 shall govern. A court of competent jurisdiction, upon application from any party to the Dispute, may relieve the parties of their duty to arbitrate Disputes in whole or in part, or may stay any arbitration hereunder in whole or in part, if ongoing litigation between one or more of the parties and a third party (or parties) involves issues of fact or law common with those subject to arbitration hereunder and there exists the possibility of inconsistent judgments if such relief is not granted. Each party involved in a Dispute also reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, a protective order or other appropriate provisional remedy on grounds that (a) the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief; or (b) in the event of a breach or threatened breach of Article 18 hereof or the Confidentiality Agreements.

               20.3.1 VENUE. The venue for such arbitration proceeding will be San Jose, California.

               20.3.2 SELECTION OF ARBITRATOR AND DETERMINATION OF
CONTROVERSIES.

                      20.3.2.1 Any Dispute subject to arbitration shall be submitted to a single neutral arbitrator, who, unless otherwise agreed by all parties involved in the Dispute, shall be a retired judge or other lawyer who is a member of the arbitration panel of the Judicial Arbitration and Mediation Service ("JAMS") or the national panel of arbitrators of the AAA and who has substantial experience in the area of the Dispute. The parties involved in the 'Dispute shall confer concerning the selection of the AAA or JAMS with the objective of selecting one or the other within thirty (30) days of the conclusion of the Mediation; provided, however, that if all parties to the Dispute do not agree on one or the other within such thirty (30) day period, the Dispute initially will be submitted simultaneously to both the AAA and JAMS for the sole purpose of picking the arbitrator. If the parties to the Dispute select the arbitrator from the JAMS panel, then the term "RULES" as used herein shall mean the then-prevailing JAMS rules. The AAA (or JAMS, as the case may be) simultaneously shall submit to each party involved in the Dispute an identical list of five proposed qualified arbitrators drawn from the applicable panel of commercial arbitrators. If the parties involved in the Dispute are unable to agree upon an arbitrator within thirty (30) days from the date that the AAA (or JAMS, as the case may be) submits such list to the parties involved in the Dispute, then the AAA (or JAMS, as the case may be) shall simultaneously submit to each party involved in the Dispute a second identical list of five additional proposed qualified arbitrators drawn from the applicable panel of commercial arbitrators. If for any reason, the appointment of an arbitrator cannot be made from either list, the AAA (or JAMS, as the case may be) may make the appointment from among other qualified members of the panel without the submission of additional lists to the parties involved in the Dispute. If the Dispute is initially submitted to both the AAA and JAMS for the purpose of picking the arbitrator, then both the AAA and JAMS simultaneously shall submit to each party lists of five proposed qualified arbitrators drawn from the applicable panel (with each party receiving the identical list from AAA and the identical list from JAMS), and if the parties are unable to agree upon an arbitrator within thirty (30) days from the date that both the AAA and JAMS submit the first such lists to each party, then the AAA and JAMS simultaneously shall submit to each party second lists of five additional proposed qualified arbitrators (with each party receiving an identical second list from AAA and an identical second list from JAMS). If the parties for any reason are unable to select an arbitrator from the first and second lists submitted by the AAA and JAMS, then a majority of the parties shall select to arbitrate with either the

AAA or JAMS, and the arbitration organization so selected shall make the appointment from among other qualified members of the arbitration panel of that organization without the submission of additional lists to the parties. Where the parties have initially submitted the Dispute to both the AAA and JAMS, then once an arbitrator has been appointed, the arbitration proceeding will be terminated with the arbitration organization that has not been selected and the parties shall equally share the costs and fees of the arbitration organization so terminated. If for any reason the parties to the Dispute have not selected an arbitrator within ninety (90) days of the conclusion of the Mediation, then the arbitration shall be conducted with the AAA. No matter how selected, the arbitrator shall have no prior or existing affiliation or relationship with any party involved in the Dispute or its counsel, and shall sign an oath of impartiality upon appointment.

                      20.3.2.2 The parties involved in the Dispute shall be entitled to obtain pre-hearing discovery through depositions and requests for the inspection and copying of documents and other items upon reasonable notice and to obtain the issuance of a subpoena duces tecum therefor in accordance with applicable law, including without limitation 9 U.S.C. Section 7 and (notwithstanding Section 1297.17 of the California Code of Civil Procedure)
Section 1283.05 of the California Code of Civil Procedure; provided that depositions shall not be taken unless leave to do so is first granted by the arbitrator. As between the parties involved in the Dispute, the arbitrator shall have the power to enforce the rights, remedies, procedures, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions, consequences, sanctions and penalties as may be imposed in like circumstances in a civil action by a U.S. Federal court.

               20.3.3 ARBITRATION AWARD AND JUDICIAL REVIEW. The arbitrator, in deciding any Dispute, shall base his or her decision on the record and in accordance with this Agreement and applicable law. In no event shall the arbitrator make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, is not supported by the weight of the evidence, or is contrary to statute, administrative regulations or established judicial precedents. The arbitration award shall be a factually detailed, reasoned opinion stating the arbitrator's findings of fact and conclusions of law. Unless the arbitrator for good cause determines otherwise, the final award shall include attorneys' fees, costs and expenses of the prevailing party, including expert and non-expert witness fees and the prevailing party's share of the administrative fee and the arbitrator's fees and expenses, if any. Notwithstanding any other provisions of this Agreement, the arbitrator shall have no jurisdiction to award damages in contravention of Article 21 hereof. The arbitration award shall be subject to judicial review in accordance with 9 U.S.C. Sections 10-12; provided, however, that the arbitration award shall also be vacated to the extent that the arbitrator exceeds his or her authority as set forth in this Section 20.3.3, and, on balance, the party seeking vacation of the award has been materially and adversely affected thereby. Judgment may be entered on the award by the United States District Court in accordance with 9 U.S.C. Section 9.

               20.3.4 DERIVATIVE ACTION. Pursuant to Section 20.3, a Member may initiate and pursue in the right of the Company any Dispute arising out of or relating to a transaction which is the subject matter of Section 2.10.2 or Section 3.6.1. The parties to any such Dispute shall first attempt to resolve the Dispute pursuant to Section 20.1 or 20.2.

                                   ARTICLE 21
              LIMITATION ON DAMAGES; CONTRACTUAL LIMITATIONS PERIOD

        21.1   LIMITATION ON DAMAGES.

               21.1.1 WITH THE EXCEPTION OF ANY LOSS, LIABILITY, DAMAGE OR OBLIGATION ARISING OUT OF OR RELATING TO DISCLOSURE OF CONFIDENTIAL INFORMATION IN VIOLATION OF ARTICLE 18, NO MEMBER SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF USE) SUFFERED BY ANY OTHER MEMBER ARISING FROM OR RELATING TO A MEMBER'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION HEREOF. EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE, EACH MEMBER WAIVES AND RELINQUISHES CLAIMS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NOTWITHSTANDING SUCH WAIVER AND RELINQUISHMENT, WITH RESPECT TO ANY LOSS, LIABILITY, DAMAGE OR OBLIGATION ARISING OUT OF OR RELATING TO DISCLOSURE OF CONFIDENTIAL INFORMATION IN VIOLATION OF ARTICLE 18, A MEMBER SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF USE) SUFFERED BY ANY OTHER MEMBER ARISING FROM OR RELATING TO A MEMBER'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER SAID ARTICLE 18.

               21.1.2 NO MEMBER SHALL HAVE THE RIGHT TO RECOVER PUNITIVE DAMAGES FROM THE OTHER MEMBER, AND EACH MEMBER HEREBY WAIVES AND RELINQUISHES ANY AND ALL PUNITIVE DAMAGE CLAIMS.

               21.1.3 THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH IN SECTIONS 21.1.1 AND 21.1.2 APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE.

        21.2 CONTRACTUAL LIMITATIONS PERIOD. Any arbitration, litigation, judicial reference or other legal proceeding involving the parties shall be commenced within two (2) years after the accrual of the cause of action, except for arbitration, litigation, judicial reference or other legal proceedings in respect to claims for indemnification under the provisions of this Agreement, which indemnification claims shall be commenced within the statutory limitations period provided by applicable law.

                                   ARTICLE 22
                                  FORCE MAJEURE

        22.1 FORCE MAJEURE. Subject to the limitations set forth in Section 22.4, should any Member be prevented from performing such Member's contractual obligations under this Agreement due to the cause or causes of Force Majeure, that Member shall not be liable to any other Member for any delay or failure of performance caused by any Force Majeure events; nor shall that Member be deemed to have committed an Event of Default hereunder. Notwithstanding the foregoing, a Force Majeure event shall not excuse a Member's obligation to pay money. However, a monetary obligation shall be suspended until cessation of such Force Majeure event if, and only if, the Force Majeure event actually and directly renders physically impossible a Member's payment of money due under this Agreement.

        22.2 NOTIFICATION. The Member prevented or delayed by a Force Majeure event in the performance of any obligation hereunder shall promptly notify the other Members of the occurrence of any Force Majeure event in writing by cable, telex or telecopier.

        22.3 RESPONSE TO FORCE MAJEURE. Should the delay caused by any events of Force Majeure continue for more than ninety (90) days, the Members shall settle all questions of further performance of this Agreement through good faith negotiations as soon as possible with the objective of restructuring the relationship among them such that the effects of such events of Force Majeure are minimized. If the Members do not agree in writing on a mutually acceptable solution within six (6) months of a Member's request for such negotiations, the Board of Directors shall have the authority to deem the Member subject to the Force Majeure event to have committed an Event of Default at which time, the Member shall become a Terminated Member, without necessity for a vote of the Members, and, without limitation, shall be subject to the provisions of Sections
10.3 through 10.7, inclusive.

        22.4 LIMITATIONS ON APPLICABILITY OF FORCE MAJEURE. This Article 22 shall be void and inapplicable to any Member (i) if such Member fails to use reasonable diligence to remedy any Force Majeure event that prevents or delays that Member's performance hereunder by continuously pursuing such actions as that Member reasonably can take under the circumstances; and (ii) in the event of a strike, lockout or other labor disruption, if the Member is found by the National Labor Relations Board or other governmental agency having jurisdiction to have caused such strike, lockout or labor disruption or if such Member refuses to enter into bargaining with respect to such strike, lockout or labor disruption.

                                   ARTICLE 23
                               GENERAL PROVISIONS

        23.1 SEVERABILITY. If any provision of this Agreement is, or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Members, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

        23.2 NEUTRAL INTERPRETATION; WAIVER. Each party hereto has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. Each party hereto waives any real, apparent, possible or inchoate conflict in connection with, arising out of or resulting from the representation of any Member and its Affiliates, and the Company by the same law firm. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party hereto based upon any attribution to such party as the source of the language in question.

        23.3 NOTICES. Any notices, demands, requests, waivers or other communications required or permitted to be given to a party hereunder shall be in writing in the English language and shall be delivered or sent to such party at its address set forth on Exhibit A hereto, or such other address as such party may hereafter specify, and shall be deemed given (i) when personally delivered to such party, (ii) when transmitted by facsimile and receipt of such transmission is confirmed by facsimile, (iii) 24 hours after dispatch via an established overnight courier service, or (iv) three (3) days after mailing by prepaid first class, certified mail with return receipt requested.

        23.4 TIME OF THE ESSENCE. Time is of the essence with respect to each provision of this Agreement.

        23.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without regard to conflicts of laws principles.

        23.6 ENTIRE AGREEMENT. Except as provided in Section 23.23, this Agreement, the Ancillary Agreements, the Incentive Plans and that certain letter from TSMC Taiwan to the Initial Members dated as of the Effective Date (the "LETTER OF ASSURANCES") constitute and contain the entire agreement of the Members, and supersede any and all prior or contemporaneous negotiation, correspondence, understandings, representations, warranties and agreements between the Members, written or oral, respecting the subject matter hereof or thereof. Other than as contained herein and as provided in Section 23.23, in the Ancillary Agreements or in the Letter of Assurances, no representation, warranty, statement, or condition is binding on the parties hereto or thereto, or has any force or effect whatsoever.

        23.7 WAIVER. No waiver of any provision of this Agreement shall be effective unless and until made in writing and signed by each party hereto. No waiver, forbearance or failure by any party hereto of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

        23.8 COOPERATION. Each party hereto shall cooperate with each other party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this

Agreement. Each party, recognizing that there may be drafting errors in and among this Agreement, the Ancillary Agreements and the Letter of Assurances, agrees that it will cooperate with each other party to exercise good faith efforts to correct any such drafting errors.

        23.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        23.10 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to which reference is made in this Agreement are deemed to be incorporated by reference into this Agreement, whether or not actually attached hereto.

        23.11 ATTORNEYS' FEES. In the event of any arbitration, mediation, litigation or other proceeding involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of a party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred, including the cost of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation. Notwithstanding the foregoing, (a) in an arbitration proceeding the award of attorneys' fees shall be governed by the provisions of Section 20.3.3, and (b) in a mediation each party shall pay its own attorneys' fees in accordance with Section 20.2.

        23.12 DATE OF PERFORMANCE. If the date on which any performance required hereunder is other than a Business Day, then such performance shall be required as of the next following Business Day.

        23.13 SURVIVAL. Following early termination or the elapse or expiration of this Agreement, the provisions of Article 1, Section 7.2, Article 9, Article 14, Article 15, Article 16, Article 20, Article 21 and Article 23 shall survive and remain in full force and effect in accordance with their terms.

        23.14 SURVIVAL OF RIGHTS. This Agreement shall be binding upon, and, as to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the Company and their respective heirs, legatees, legal representatives, successors, transferees and assigns, in all cases whether by the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets, other sale, operation of law or otherwise.

        23.15 THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries of this Agreement except Indemnitees.

        23.16 PARTITION. Each Member hereby irrevocably waives any and all rights, duties, obligations and benefits with respect to any action for partition of Company Property or to compel any sale or appraisal thereof or of any deceased Member's interest therein. Further, all rights, duties, benefits and obligations including inventory and appraisal of the Company assets or sale of a deceased Member's interest therein, provision for which is made in the law of

Delaware, or on account of the operation of any other role or law of any other jurisdiction to compel any sale or appraisal of Company assets or sale or appraisal of a deceased Member's interest therein, are hereby irrevocably waived and dispensed with. The Interest of a deceased Member shall be subject to the provisions of this Agreement.

        23.17 GOVERNING LANGUAGE OF AGREEMENT. This Agreement is in the English language only, which language shall be controlling in all respects, and all other versions thereof in any other language shall be for accommodation only and shall not be binding upon each party hereto. All communications to be made or given pursuant to this Agreement shall be in the English language.

        23.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each party hereto irrevocably Consents to the jurisdiction of the courts located in San Jose, California, agrees, subject to the provisions of Article 20 and Article 21, that any action, suit or proceeding by or among the Members (or any of them) or the Company and any Member may be brought in any such court sitting in San Jose, California and waives any objection which the Member may now or hereafter have concerning jurisdiction and venue, whether based on considerations of personal jurisdiction, forum non conveniens or on any other ground. Each party hereto hereby irrevocably designates, appoints and empowers the Secretary of State of California to receive for and on behalf of such party service of process in the State of California and further irrevocably consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to such party's last known address- as shown in the records of the Company with the same effect as if such party were a resident of the State of California and had been lawfully served in such state. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law. Any process served on the California Secretary of State in accordance with the preceding sentence shall also be noticed to the served party's last known address established in accordance with Section 23.3, in a manner permitted by such Section 23.3. Each party hereto further agrees that final judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of California by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such judgment.

        23.19 LIQUIDATED DAMAGES. All provisions of this Agreement, including without limitation those relating to the valuation of a Member's Interest or adjustments in Percentage Interests, have been negotiated by the parties hereto at arm's-length, and each party affirms that all such provisions are fair, just and equitable. Without limiting the generality of the foregoing, the provisions of Sections 3.4, 3.6.4, 8.1.4, 8.2.4, 10.3, 10.5 and 22.3 reflect the parties'
best estimates of liquidated compensatory damages and do not constitute a penalty, and no party shall make any claim or allegation to the contrary.

        23.20 AUTHORIZED REPRESENTATIVES. Until changed by a party hereto by written notice to each of the other parties, the following individuals, and only such individuals, are authorized to act on behalf of the party so designating them as its authorized representative with full power and authority to speak for and bind such Member in connection with all matters arising under this Agreement or relating to the business of the
Company:

                                      TSMC
                                             ----------------------------------

                                      ALTERA        Rodney Smith
                                             ----------------------------------

                                      ADI           Rob Marshall
                                             ----------------------------------

                                      ISSI          Jimmy Lee
                                             ----------------------------------

                                      COMPANY       Kenneth Smith
                                             ----------------------------------

        The Third Party Investors pursuant to a Power of Attorney and Proxy contained in Subscription Agreements dated as of June 5, 1996 have designated Donald W. Brooks as their attorney-in-fact and authorized representative, who shall be their only representative authorized to act on their behalf, with full power and authority to vote, speak for and bind such Third Party Investors in connection with all matters arising under this Agreement or relating to the business of the Company.

        23.21 REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE. The parties hereto shall have all rights, remedies and recourse granted in this Agreement, in any other agreements entered into between the parties hereto and available at law or in equity, and except as otherwise provided in this Agreement or the Ancillary Agreements the same (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently; (iii) may be exercised as often as occasion therefore shall arise, it being agreed that the exercise or failure to exercise any right, remedy or recourse shall in no event be construed as a waiver or release thereof; and (iv) are intended to be, and shall be, non-exclusive.

        23.22 WAIVER OF CONFLICT OF INTEREST. EACH OF THE MEMBERS HAS BEEN REPRESENTED BY SEPARATE COUNSEL IN CONNECTION WITH THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. SUCH COUNSEL HAS NOT REPRESENTED THE COMPANY PRIOR TO THE EFFECTIVE DATE. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO HAVE PERFORMED SERVICES FOR THE MEMBERS IN THE PAST MAY PERFORM SERVICES FOR THE COMPANY AND MAY CONTINUE TO ALSO PERFORM SERVICES FOR THE SEPARATE MEMBERS IN THE FUTURE. TO THE EXTENT THAT SUCH DUAL REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY AND THE MEMBERS HEREBY EXPRESSLY WAIVE ANY SUCH CONFLICT OF INTEREST WITH RESPECT TO ANY SUCH DUAL REPRESENTATION RELATIVE TO THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND THE ANCILLARY AGREEMENTS.

        23.23 AMENDMENT AND RESTATEMENT. This Agreement amends, restates and supersedes the Original Agreement. The operative effect of this Agreement and the rights and obligations of each Member hereunder relate back to the Effective Date.

                  [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        TSMC DEVELOPMENT, INC.

                                        By    /s/ MORRIS CHANG
                                          -------------------------------------
                                        Name      Morris Chang
                                            -----------------------------------
                                        Its
                                           ------------------------------------


                                        ANALOG DEVICES, INC.

                                        By    /s/ JOSEPH E. MCDONOUGH
                                          -------------------------------------
                                        Name      Joseph E. McDonough
                                            -----------------------------------
                                        Its       Vice President, Finance & CFO
                                           ------------------------------------


                                        ALTERA CORPORATION

                                        By    /s/ RODNEY SMITH
                                          -------------------------------------
                                        Name      Rodney Smith
                                            -----------------------------------
                                        Its       President & CEO
                                           ------------------------------------


                                        INTEGRATED SILICON SOLUTIONS, INC.

                                        By    /s/ JIMMY LEE
                                          -------------------------------------
                                        Name      Jimmy Lee
                                            -----------------------------------
                                        Its       President & CEO
                                           ------------------------------------

                                    EXHIBIT G

The allocation provisions below are included in this agreement to satisfy certain provisions of the Treasury Regulations issued pursuant to Section 704 of the Internal Revenue Code. Notwithstanding any other provision of this Agreement, these provisions shall be taken into account in allocating items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of any items to each Member shall be equal to the net amount that would have been allocated to each such Member if these provisions had not been applicable. To the extent that allocations taking into account the provisions below vary from those which would have occurred in the absence of such provisions, items of income, gain and loss shall be allocated to the Preferred Members in later years to minimize or eliminate the effect of such provisions as the Preferred Members shall deem appropriate.

Income Offset. No loss shall be allocated to a Member if such allocation causes or increases a deficit balance in such Member's Capital Account. In determining the extent to which the previous sentence is satisfied, each Member's Capital Account also shall be adjusted, solely for purposes of this requirement, to take into account the items and adjustments required by Treas. Reg. Section 1.704-1(b)(2)(ii)(d) as modified by Treas. Reg. Section 1.704-2(g)(1) and 1.704-2(i)(5). Allocations pursuant to this provision shall be offset by other allocations (consistent with this Agreement) as soon as possible so that net allocations to the Members of losses shall be the same as if no allocations had been made pursuant to this Section. This provision is intended to comply with the requirements of Treas. Reg. Section 1.704-1 (b)(2)(ii)(d)-and shall be interpreted in accordance therewith.

Minimum Gain Chargeback. If for any Fiscal Year there is a net decrease in Company minimum gain as defined in Treas. Reg. Section 1.704-1(b)(2), each Member shall be specially allocated items of Company gross income and gross gain for such year (and, if necessary, for succeeding years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g), except as otherwise provided in Regulations Section 1.704-2(f)(2), 1.704-2(f)(3), 1.704-(2)(f)(4), and
1.704-2(0(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This provision is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

Member Minimum Gain Chargeback. If during a fiscal year there is a net decrease in member nonrecourse debt minimum gain, each Member who has a share of that member nonrecourse debt minimum gain (determined in accordance with Regulations
Section 1.704-2(i)(5)) as of the beginning of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Member's share of the net decrease in member nonrecourse debt minimum gain, determined in accordance with Regulations Section 1.704-2(i)(4) (and taking into account the exceptions provided therein).

Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations
Section 1.704-2(i)(4). This provision is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

Member Nonrecourse Deductions. Any member nonrecourse deductions, determined in accordance with Treas. Reg. Section 1.704-2(i)(1) for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the member nonrecourse debt to which such member nonrecourse deductions are attributable in accordance with Regulations Section 1.704-2(i).

Deemed Capital Account Balance. Solely for purposes of Section 5.1.1.1 and
Section 5.1.2.2, the Capital Account balance of each Member shall be determined by increasing the amount in such Member's Capital Account by the amount such Member is deemed obligated to restore to the Company under Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) as a result of the application of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5).



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